Exhibit 3.1

Certificate of Amalgamation Certificat de fusion Canada Business Corporations Act Loi canadienne sur les socits par actions Primo Water Corporation Corporate name / Dénomination sociale 1193526-7 Corporation number / Numéro de société I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation. JE CERTIFIE que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints. “R. Edwards” Raymond Edwards Director / Directeur 2020-03-02 Date of Amalgamation (YYYY-MM-DD) Date de fusion (AAAA-MM-JJ) [GRAPHIC APPEARS HERE]

Canada Business Corporations Act (CBCA) FORM 9 ARTICLES OF AMALGAMATION (Section 185) 1—Corporate name of the amalgamated corporation Primo Water Corporation 2—The province or territory in Canada where the registered office is situated (do not indicate the full address) Ontario 3—The classes and any maximum number of shares that the corporation is authorized to issue See Schedule “A” annexed to these articles of amalgamation 4—Restrictions, if any, on share transfers None 5—Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes) Minimum number 3 Maximum number 15 6—Restrictions, if any, on the business the corporation may carry on None 7—Other provisions, if any See Schedule “B” annexed to these articles of amalgamation. 8—The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: 183—Long form: approved by special resolution of shareholders 184(1)—Vertical short-form: approved by resolution of directors 184(2)—Horizontal short-form: approved by resolution of directors 9—Declaration I hereby certify that I am a director or an authorized officer of the following corporation: Name of the amalgamating corporations Corporation number Signature COTT CORPORATION CORPORATION COTT 118067 1 - 8 (signed) Michael James - 11829670 Canada Limited 1182967 0 (signed) Karen Liebesman Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA). ISED-ISDE 3190E (2016/11) Page 1 of 2

SCHEDULE “A” TO THE ARTICLES OF AMALGAMATION

OF

PRIMO WATER CORPORATION

3. The classes and any maximum number of shares that the Corporation is authorized to issue:

The Corporation is authorized to issue the following classes of shares:

(a)	An unlimited number of first preferred shares, issuable in series (“First Preferred Shares”);

(b)	an unlimited number of first series of First Preferred Shares, designated as Series A Convertible First Preferred Shares (“Series A First Preferred Shares”);

(c)	an unlimited number of second series of First Preferred Shares, designated as Series B Non-Convertible First Preferred Shares (“Series B First Preferred Shares”);

(d)	an unlimited number of Second Preferred Shares, issuable in series (“Second Preferred Shares”);

(e)	an unlimited number of first series of Second Preferred Shares, designated as convertible, participating voting Second Preferred Shares, Series 1 (“Second Preferred Shares, Series 1”); and

(f)	an unlimited number of common shares (“Common Shares”).

The rights, privileges, restrictions and conditions attaching to each of the foregoing classes of shares are as follows:

1.0	FIRST PREFERRED SHARES

The First Preferred Shares shall, as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

1.1 The First Preferred Shares may be issued at any time and from time to time in one or more series, each series to consist of such number of First Preferred Shares as may, before the issue thereof, be determined by resolution passed by the Board of Directors of the Corporation. The number of shares of any series may from time to time be increased by the Board of Directors of the Corporation upon compliance with the same conditions as are applicable to the issue of shares of a new series.

1.2 The Board of Directors of the Corporation shall, subject as hereinafter provided and subject to the provisions of the Canada Business Corporations Act, fix, by resolution duly passed before the issue of the First Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions to be attached to the First Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing:

(i)

provisions, if any, with respect to the rights of the holders of the First Preferred Shares of such series to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting;

(ii)

whether any dividends shall be payable on the First Preferred Shares of such series and, if dividends are to be payable thereon, the rate, amount or method of calculation of preferential dividends, whether fixed or fluctuating, whether cumulative or non-cumulative, whether such dividends are payable in money or by the issue of fully paid shares of the Corporation, the currency or currencies of payment, the date or dates and places of payment of preferential dividends and the date or dates from which such preferential dividends shall accrue;

(iii)

the rights of the Corporation if any, to purchase or redeem the First Preferred Shares of such series, and the purchase or redemption price or the method of calculating the same, and the terms and conditions of any such purchase or redemption;

(iv)

provisions, if any, with respect to the rights of the holders of the First Preferred Shares of such series to tender such shares to the Corporation for purchase by the Corporation and to oblige the Corporation to make such purchase;

(v)	the conversion rights, if any;

(vi)	the terms and conditions of any share purchase plan or sinking fund with respect to the First Preferred Shares of such series; and

(vii)	the restrictions, if any, respecting payment of dividends on the Second Preferred Shares, the Common Shares or on any other shares of the Corporation ranking junior to the First Preferred Shares;

the whole subject to articles of amendment setting forth the designation, rights, privileges, restrictions and conditions to be attached to the First Preferred Shares of such series and the issue of a certificate of amendment in respect thereof.

1.3 The First Preferred Shares shall, with respect to the payment of dividends, be entitled to preference over the Second Preferred Shares, the Common Shares and over any other shares of the Corporation ranking junior to the First Preferred Shares, and no dividends (other than stock dividends payable in shares of the Corporation ranking junior to the First Preferred Shares) shall at any time be declared or paid or set apart for payment on the Second Preferred Shares, the Common Shares or on any other shares of the Corporation ranking junior to the First Preferred Shares, nor shall the Corporation call for redemption or purchase any of the First Preferred Shares (less than the total number of First Preferred Shares then outstanding) or any shares of the Corporation ranking junior to the First Preferred Shares unless at the date of such declaration or call for redemption or purchase, as the case may be, all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

1.4 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the First Preferred Shares shall be entitled to receive, before any amount shall be paid to, or any property or assets of the Corporation distributed among, the holders of the Second Preferred Shares, the Common Shares or any other shares of the Corporation ranking junior to the First Preferred Shares, (i) the amount paid up on such First Preferred Shares, together with, in the case of cumulative First Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative First Preferred Shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of said First Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said First Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said First Preferred Shares respectively. After payment to the holders of the First Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

1.5 The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, provided, however, that in case such assets are insufficient to pay in full the amount due on all the First Preferred Shares, then such assets shall be applied firstly, to the payment equally and rateably of an amount equal to the amount paid up on the First Preferred Shares of each series and the premium thereon, if any, and, secondly, pro rata in the payment of accrued and unpaid cumulative dividends and declared and unpaid non-cumulative dividends.

1.6 The holders of the First Preferred Shares shall not, as such, be entitled as of right to subscribe for, or to purchase or receive the whole or any part of any issue of any shares, or of any bonds, debentures or other securities of the Corporation now or hereafter authorized, otherwise than in accordance with the exercise of the conversion rights, if any, which may from time to time attach to any series of first preferred shares.

1.7 The provisions contained in Section 1.1 to 1.6 inclusive, and in this Section 1.7 may be repealed or amended in whole or in part by articles of amendment and the issue of a certificate of amendment in respect thereof, but only with the prior approval of the holders of the first preferred shares given as hereinafter specified in addition to any other approval required under the Canada Business Corporations Act.

The approval of the holders of the First Preferred Shares as to any and all matters hereinbefore referred to may be given in writing by a resolution signed by all the holders of the First Preferred Shares or by resolution passed by not less than two-thirds (2/3) of the votes cast at a meeting of the holders of the First Preferred Shares duly called for the purpose at which meeting, when originally held, the holders of not less than a majority of the outstanding First Preferred Shares are present in person or represented by proxy in accordance with the by-laws of the Corporation. If at any such meeting, the holders of a majority of the outstanding First Preferred Shares are not present in person or represented by proxy within thirty (30) minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being no less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of the meeting and, at such adjourned meeting, the holders of First Preferred Shares present in person or represented by proxy, whether or not they hold more or less than a majority of all First Preferred Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting shall constitute the approval of the holders of the First Preferred Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the First Preferred Shares shall be given not less than twenty-one (21) days nor more than fifty (50) days prior to the date fixed for such meeting and shall state the nature of the business to be transacted and the text of any resolution to be submitted to the meeting. Notice of any such adjourned meeting shall be given: (i) not less than seven (7) days prior to the date fixed for such adjourned meeting, if the original meeting was adjourned by one or more adjournments for an aggregate of less than thirty (30) days, but it shall not be necessary to state in such notice the business for which the adjourned meeting is called or the text of any resolution to be submitted to the adjourned meeting, and (ii) as required by the Canada Business Corporations Act, if the original meeting was adjourned by one or more adjournments for an aggregate of thirty (30) days or more. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting or any other meeting of the holders of First Preferred Shares and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders or in the laws governing the Corporation.

If the repeal or amendment of the provisions hereinbefore contained affects the rights of the holders of First Preferred Shares of any series in a manner different from that in which the rights of the holders of First Preferred Shares of any other series are affected, then such repeal or amendment shall, in addition to being approved by the holders of the First Preferred Shares as hereinabove set forth, be approved by the holders of the First Preferred Shares of such series so affected, and the provisions of this Section 1.7 shall apply, mutatis mutandis, with respect to the giving of such approval.

Any meeting of the holders of the outstanding First Preferred Shares may be held at any time and for any purpose, without notice, if all holders of First Preferred Shares entitled to vote at the meeting waive notice of the meeting in writing. For the purpose of waiver of notice, the words “in writing” shall, without limitation, include the sending of a telegram, telex, cable or any other form of written communication by a shareholder. Any holder of First Preferred Shares may waive notice of any meeting either before or after the meeting is held.

Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any holder of First Preferred Shares, shall not invalidate any action taken at any meeting.

At any meeting of the holders of First Preferred Shares without distinction as to series, each holder of First Preferred Shares shall be entitled to 1/25 of a vote for each $1 (with the Canadian dollar and the United States dollar being deemed to be at par for the purposes of this Section 1.7) paid up on each First Preferred Share held by him. At any meeting of the holders of First Preferred Shares of any particular series, each holder shall be entitled to one (1) vote in respect of each First Preferred Share of such series held by him.

2.0	SERIES A CONVERTIBLE FIRST PREFERRED SHARES

2.1 Authorized. The Corporation shall be authorized to issue an unlimited number of Series A First Preferred Shares. Series A First Preferred Shares converted, redeemed, purchased, or otherwise acquired by the Corporation shall be cancelled and not restored to the status of authorized but unissued shares of the series. The number of authorized Series A First Preferred Shares may be increased or decreased by the approval of the holders of a majority of the outstanding Series A First Preferred Shares, voting as a separate series, provided that there shall be no decrease in the number of authorized Series A First Preferred Shares to a number less than the number of such series then issued and outstanding.

2.2 Currency. All payments and distributions on Series A First Preferred Shares or with respect thereto shall be made in United States currency. All references herein to “$” or “dollars” refer to United States currency.

2.3 Ranking.

(i)

The Series A First Preferred Shares shall, with respect to the payment of dividends and upon Liquidation rank senior to each other class or series of shares of the Corporation (other than the Series B First Preferred Shares), whether now outstanding or hereafter issued, including, without limitation, the Common shares of the Corporation, the Second Preferred Shares and the Second Preferred Shares, Series 1 (all such junior shares being referred to hereinafter collectively as “Junior Shares”).

(ii)

The Series A First Preferred Shares shall, with respect to the payment of dividends and rights upon Liquidation rank equally with the Series B First Preferred Shares of the Corporation, whether now outstanding or hereafter issued.

2.4 Dividends.

(i)

The holders of Series A First Preferred Shares shall be entitled to receive a quarterly fixed cumulative dividend in an amount equal to the applicable Dividend Rate (as defined herein) then in effect (the “Dividends”),

(ii)

Subject to applicable law, Dividends shall be declared and payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (unless any such day is not a Business Day, in which event such Dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date), commencing on January 1, 2015 (each such payment date being a “Dividend Payment Date,” and the period from the Issue Date of the Series A First

Preferred Shares to the first Dividend Payment Date and each such quarterly period thereafter being a “Dividend Period”). The amount of Dividends payable on the Series A First Preferred Shares for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed. Subject to Section 2.6 (iii)(G)(2) herein, such Dividends shall be paid to holders of Series A First Preferred Shares before any dividends shall be declared, set apart for or paid upon any Junior Shares.

(iii)

Dividends, whether or not declared, shall begin to accrue and be cumulative from the Issue Date and shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no Dividends shall accrue on another Dividend unless and until any Dividend Payment Date for such other Dividends has passed without such other Dividends having been paid on such date, in which case Dividends will accrue on such unpaid Dividends). If the Corporation does not pay any Dividend in full on any scheduled Dividend Payment Date, such unpaid Dividend will accrue at the then applicable Dividend Rate plus an additional two and one half percent (2.5%) per annum of the Redemption Value of each Series A First Preferred Share from such scheduled Dividend Payment Date to the date that all accumulated Dividends on the Series A First Preferred Shares have been paid in cash in full. Any Dividends accrued and unpaid pursuant to this Section 2.4(iii) on each Dividend Payment Date shall be added to the Redemption Value until such Dividends are paid in cash in full. For the avoidance of doubt, Dividends shall accumulate whether or not in any Dividend Period there have been funds of the Corporation legally available for the payment of such Dividends.

(iv)

Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Dividends then accumulated, such payment shall be distributed pro rata among the holders of Series A First Preferred Shares based upon the Redemption Value on the Series A First Preferred Shares then held by each such holder. When Dividends are not paid in full, all Dividends and any dividends on Series B First Preferred Shares shall be paid pro rata so that the amount of Dividends and any dividends on Series B First Preferred Shares shall in all cases bear to each other the same ratio as accumulated Dividends and accumulated dividends on Series B First Preferred Shares bear to each other.

(v)	All Dividends shall be paid in cash.

(vi)

Dividends shall be payable to the holders of record of Series A First Preferred Shares as they appear on the register of the Corporation at the Close of Business on the relevant record date, which shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Dividend Payment Date.

2.5 Liquidation, Dissolution or Winding Up.

(i)

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any return of capital or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs (each, a “Liquidation”), the holders of Series A First Preferred Shares shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per Series A First Preferred Share equal to the greater of:

(A)	the Redemption Value per share, plus an amount equal to any Dividends accumulated but unpaid thereon (whether or not declared) through the date of Liquidation; and

(B)

the payment that holders of Series A First Preferred Shares would have received had such holders, immediately prior to such Liquidation converted their respective Series A First Preferred Shares into Common Shares (at the then applicable Conversion Rate) pursuant to Section 2.7 immediately prior to such Liquidation.

(the greater of (A) and (B) is referred to herein as the “Liquidation Preference”). Holders of Series A First Preferred Shares will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 2.5(i) and will have no right or claim to any of the Corporation’s remaining assets.

(ii)

If, in connection with any distribution described in Section 2.5(i) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the Liquidation Preference payable on the Series A First Preferred Shares and the corresponding amounts payable on the Series B First Preferred Shares, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

(iii)

For purposes of this Section 2.5, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation of the Corporation.

2.6 Voting Rights.

(i)

Subject to Section 2.6(ii) and in addition to class voting rights pursuant to applicable law, the holders of Series A First Preferred Shares shall be entitled to (A) vote (in person or by proxy) with the holders of the Common Shares, voting together as a single class, on all matters submitted for a vote of holders of Common Shares, (B) that number of votes per Series A First Preferred Share as is equal to the number of Common Shares into which each such Series A First Preferred Share is then convertible at the time of the relevant record date (at the then applicable Conversion Rate) and (C) notice of all shareholders’ meetings (or pursuant to any action by written consent) in accordance with the Corporation’s Articles of Amalgamation and By-laws as if the holders of Series A First Preferred Shares were holders of Common Shares.

(ii)	Subject to applicable law, Section 2.6(iii), Section 2.6(iv) and any other provisions to the contrary herein:

(A)	from and after the Issue Date until June 12, 2016, the holders of shares of Series A First Preferred Shares shall have no voting rights pursuant to Sections 2.6(i)(A) and (B) above;

(B)

from June 13, 2016 until December 12, 2017, the holders of Series A First Preferred Shares shall have voting rights pursuant to Sections 2.6(i)(A) and (B) above; provided, however, that, with respect to the election of directors to the Board only and subject to Section 2.6(iv), each holder of Series A First Preferred Shares shall cast votes on his, her or its shares in the same proportion as the Corporation’s holders of Common Shares (e.g., if a director nominee receives ninety percent (90%) of the votes cast by the holders of Common Shares, with five percent (5%) against and five percent (5%) abstaining, then each holder of Series A First Preferred Shares shall cast ninety percent (90%) of his, her or its votes for such director nominee, five percent (5%) against, and abstain from voting Series A First Preferred Shares equivalent to five percent (5%) of the votes on an as-converted basis); and

(C)	after December 12, 2017, the holders of shares of Series A First Preferred Shares shall have voting rights pursuant to Sections 2.6 (i) (A) and (B) above without restriction.

(iii)

In addition to, and not in substitution for, the rights and privileges afforded to the holders of a class of issued shares under applicable law, for so long as any Series A First Preferred Shares remain outstanding, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the written consent or affirmative vote at a meeting called for that purpose by holders of at least two-thirds (2/3) of the then outstanding shares of Series A First Preferred Shares voting separately as a series, take any of the following actions:

(A)

Any change, amendment, alteration or repeal (including, without limitation, as a result of a merger, consolidation, or other similar or extraordinary transaction) of any provisions of the Corporation’s Articles of Amalgamation or By-laws that amends, modifies or adversely affects the rights, preferences, privileges, conditions or voting powers of the Series A First Preferred Shares;

(B)

Any issuance or reclassification of shares of the Corporation (including, without limitation, as a result of a merger, consolidation, or other similar or extraordinary transaction) that would rank equal or senior to the Series A First Preferred Shares, with respect to the Liquidation of the Corporation or with respect to the declaration or payment of dividends, including, for the avoidance of doubt, the issuance of any Series A First Preferred Shares or Series B First Preferred Shares;

(C)

Any voluntary initiation of any Liquidation of the Corporation or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Corporation or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(D)	Any material change to the tax or accounting policies of the Corporation, except any changes required by applicable law or pursuant to GAAP;

(E)	Except as provided in Section 2.6(iv) or Section 2.6(xi) below, any increase in the number of members of the Board if such increase would result in the Board having more than eleven (11) members;

(F)

Any incurrence, assumption or refinancing of any Indebtedness of the Corporation or any of its Subsidiaries to the extent that, immediately after giving effect to such incurrence, assumption or refinancing, the ratio of (1) the consolidated Indebtedness of the Corporation and its Subsidiaries that would be stated on the balance sheet of the Corporation and its Subsidiaries as of the date of determination (determined on a consolidated basis in accordance with GAAP) minus the lesser of (i) the amount of cash and cash equivalents (except for Restricted Cash) that would be stated on the balance sheet of the Corporation and its Subsidiaries and held by the Corporation and its Subsidiaries as of the date of determination (determined on a consolidated basis in accordance with GAAP) and (ii) $75,000,000 to (2) the EBITDA of the Corporation and its Subsidiaries for the most recently ended four (4) fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, assumed or refinanced (the “Reference Period”), would not be less than a ratio of 5.0-to-1.0 on a pro forma basis (calculated in accordance with GAAP and Regulation S-X promulgated by the United States Securities and Exchange Commission) after giving effect to such incurrence, assumption or refinancing and the use of the proceeds therefrom as if such events had occurred on the first day of the Reference Period, provided, however, in the case of any revolving credit facility, Indebtedness shall be deemed to be incurred on the date that the commitments are entered into and not on the date of subsequent borrowings and shall be deemed to be outstanding continuously until such revolving credit facility is terminated and, for this purpose, the amount of the commitment under the Credit Agreement shall be deemed to be equal to $328,000,000.

(G)

Any declaration or payment of any dividend or distribution (or any money made available for a sinking fund for the payment of any dividend or distribution) upon any Junior Shares, or the redemption of any Junior Shares, or the purchase for cancellation, payment or acquisition for any consideration (or any money made available for a sinking fund for the redemption) of any Junior Shares by the Corporation, directly or indirectly; provided, however, that the foregoing limitation shall not apply to:

(1)

purchases, redemptions or other acquisitions of Junior Shares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries; or

(2)

regular quarterly dividends to holders of Common Shares in an amount not to exceed US$0.06 per share; provided, however, that no dividends shall be declared or paid without a vote of the holders of Series A First Preferred Shares pursuant to this Section 2.6(iii) if one or more quarterly Dividends have not been paid in full on any Dividend Payment Date until such time as all such Dividends have been paid in full; or

(H)

Any issuance of Equity Securities by any Subsidiary of the Corporation to any Person other than the Corporation or a direct or indirect wholly-owned Subsidiary of the Corporation, any acquisition of Equity Securities of any Person other than a wholly-owned Subsidiary of the Corporation or any of its direct or indirect wholly-owned Subsidiaries, or any transfer or other transaction (including, without limitation, as a result of a merger, consolidation, or other similar or extraordinary transaction) resulting in the Corporation or any of its Subsidiaries owning Equity Securities of any Person other than a wholly- owned Subsidiary of the Corporation or any of its direct or indirect wholly-owned Subsidiaries.

(iv)

Notwithstanding Section 2.6(iii)(E) above and any other restrictions on the right to vote set forth herein, if at any time Dividends payable in respect of the Series A First Preferred Shares have not been declared and paid for the equivalent of six (6) or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Preferred Dividend Default”), then the holders of Series A First Preferred Shares shall be entitled to, voting separately as a series (in person or by proxy), nominate and elect two (2) additional directors to serve on the Board (each, a “Preferred Share Director”) and are entitled to receive notice of and attend all meetings of shareholders of the Corporation at which directors are to be elected. In such a case, the number of directors serving on the Board at that time shall be increased by two (2), and, for clarity, no sitting director of the Corporation will be forced to resign to accommodate a Preferred Share Director.

(v)	The election of Preferred Share Directors upon a Preferred Dividend Default shall take place:

(A)

if the Corporation receives the request for a special meeting more than ninety (90) calendar days before the date fixed for the Corporation’s next annual meeting of shareholders, at a special meeting for such purpose called by the holders of at least ten percent (10%) of the outstanding Series A First Preferred Shares, or, if the Corporation receives the request for a special meeting within ninety (90) calendar days before the date fixed for the Corporation’s next annual or special meeting of shareholders, at such annual or special meeting of shareholders; and

(B)

at each subsequent meeting (or special meeting held in its place) until all accrued and unpaid Dividends for all complete Dividend Periods prior to the date of payment plus the Dividend for the then current Dividend Period have been paid in full, or declared and a sum sufficient for such payment in cash is set aside for payment.

(vi)

At any meeting held for the purpose of electing a Preferred Share Director, the presence in person or by proxy of the holders of at least a majority of the outstanding Series A First Preferred Shares shall be required to constitute a quorum and the Preferred Share Directors shall be elected by a majority of the votes cast (in person or by proxy) by the holders of Series A First Preferred Shares, voting separately as a series. Despite the prior sentence, if proper notice of a meeting of holders of Series A First Preferred Shares is given, specifying the purpose of or the business to be transacted at the meeting, and a quorum of holders of Series A First Preferred Shares is not present, a second meeting of holders of Series A First Preferred Shares may be held on forty eight (48) hours written notice to transact the business specified in the original notice. Subject to applicable law, the holders of Series A First Preferred Shares present at the second meeting constitute a quorum and the business specified in the original notice may be transacted by a majority vote of those holders of Series A First Preferred Shares in attendance (in person or by proxy) at the second meeting, voting as a class. In addition to the foregoing, holders of Series A First Preferred Shares shall be entitled to one (1) vote (in person or by proxy) for each Series A First Preferred Share held on any matter submitted for a vote by the Board.

(vii)	Preferred Share Directors shall hold office from election until the earlier of:

(A)	his or her resignation, death, bankruptcy or incapacity;

(B)	the election of his/her successor in the manner as provided herein;

(C)	his/her removal by holders of a majority of Series A First Preferred Shares, voting as a separate class; or

(D)

the date on which all such unpaid Dividends have been paid in full, or declared and a sum sufficient for such payment in cash is set aside for payment to the holders of the Series A First Preferred Shares and the Series B First Preferred Shares.

(viii)	Any vacancy occurring among the Preferred Share Directors may only be filled by the holders of the Series A First Preferred Shares, voting separately as a class.

(ix)

The right of the holders of the Series A First Preferred Shares to elect the Preferred Share Directors continues until the date on which all such unpaid Dividends have been paid in full, or declared and a sum sufficient for such payment in cash is set aside for payment to the holders of the Series A First Preferred Shares and shall not apply at any meeting if or to the extent that the Preferred Share Directors, whose terms of office do not expire at such meeting, have been previously elected by the holders of the Series A First Preferred Shares, voting separately as a class. Notwithstanding anything contained in the Corporation’s Articles of Amalgamation or By-laws, upon any termination of the right of the holders of Series A First Preferred Shares to elect the Preferred Share Directors as provided in this section, the term of office of any Preferred Share Director shall terminate and the entire Board shall be reduced accordingly so that there is no vacancy on the Board.

(x)

If and when all such Dividends have been paid in full, or declared and a sum sufficient for such payment in cash is set aside for payment, holders of the Series A First Preferred Shares shall be divested of the voting rights set forth in Section 2.6(iv) (subject to re-vesting in the event of any subsequent Preferred Dividend Defaults).

(xi)

Section 2.6(iii)(E) shall not apply to any increase in the number of members of the Board resulting from contractual rights of the initial holders of Series A Preferred Shares to appoint directors to the Board after conversion of the Series A Preferred Shares to Common Shares.

2.7 Conversion.

(i)

Optional Conversion. At any time following the third (3rd) anniversary of the Issue Date, each holder of Series A First Preferred Shares shall have the right, at such holder’s option, to convert any or all of such holder’s Series A First Preferred Shares into a number of Common Shares equal to the product of the aggregate Redemption Value of the Series A First Preferred Shares to be converted divided by US$1,000.00 multiplied by the Conversion Rate then in effect, plus cash in lieu of fractional shares, as set out in Section 2.10(ix) plus an amount in cash per Series A First Preferred Share equal to all accrued but unpaid Dividends (whether or not declared) on such Series A First Preferred Share to but excluding the applicable Conversion Date, out of funds legally available therefor. If the Corporation does not pay in cash such accrued but unpaid dividends on such shares, then, without limiting the right of the holders of Series A First Preferred Shares hereunder, at the option of each holder of the Series A First Preferred Shares, such amount may be added to the Redemption Value of the Series A First Preferred Shares for the purposes of determining the amount of Common Shares issuable upon conversion of the Series A First Preferred Shares.

(ii)

Conversion Rate. The “Conversion Rate” means 159.236 shares, subject to adjustment in accordance with the rights, privileges, restrictions and conditions of the Series A First Preferred Shares as set out herein.

(iii)	Conversion Procedures. A holder must do each of the following in order to convert its Series A First Preferred Shares pursuant to this Section 2.7:

(A)	complete and manually sign the conversion notice provided by the Conversion Agent, and deliver such notice to the Conversion Agent;

(B)

deliver to the Conversion Agent the certificate or certificates representing the Series A First Preferred Shares to be converted (or, if such certificate or certificates have been lost, stolen or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation);

(C)	if required, furnish appropriate endorsements and transfer documents in form and substance reasonably acceptable to the Corporation; and

(D)	if required, pay any share transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 2.8.

The “Conversion Date” means the date on which a holder complies in all respects with the procedures set forth in this Section 2.7(iii)

(iv)

Effect of Conversion. Effective immediately prior to the Close of Business on the Conversion Date applicable to any Series A First Preferred Shares, but subject to the actual conversion occurring, Dividends shall no longer accrue or be declared on any Series A First Preferred Shares so converted and such Series A First Preferred Shares shall cease to be outstanding.

(v)

Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Shares and, to the extent applicable, cash, issuable upon conversion of Series A First Preferred Shares on a Conversion Date shall be treated for all purposes as the record holder(s) of such Common Shares and/or cash as of the Close of Business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable holder with the relevant conversion procedures contained in Section 2.7(iii) (and in any event no later than three (3) Trading Days thereafter), the Corporation shall issue the number of Common Shares issuable upon conversion (and deliver payment of cash in lieu of fractional shares). Such delivery of Common Shares and, if applicable, cash shall be made, at the option of the applicable holder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Corporation to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice. If fewer than all of the Series A First Preferred Shares held by any holder hereto are converted pursuant to Section 2.7(i) then a new certificate representing the unconverted Series A First Preferred Shares shall be issued to such holder concurrently with the issuance of the certificates (or book-entry shares) representing the applicable Common Shares. In the event that a holder shall not by written notice designate the name in which Common Shares and, to the extent applicable, cash to be delivered upon conversion of Series A First Preferred Shares should be registered or paid, or the manner in which such shares and, if applicable, cash should be delivered, the Corporation shall be entitled to register and deliver such shares and, if applicable, cash in the name of the holder and in the manner shown on the records of the Corporation.

(vi)

Status of Converted or Acquired Shares. Series A First Preferred Shares duly converted in accordance with the rights, privileges, restrictions and conditions of the Series A First Preferred Shares as set out herein, or otherwise acquired by the Corporation in any manner whatsoever, shall be retired promptly after the acquisition thereof.

2.8 Taxes.

(i)

Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”)), each holder of Series A First Preferred Shares and the Corporation agree not to treat the Series A First Preferred Shares (based on their terms as set forth herein) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(ii)

The Corporation shall pay any and all documentary, stamp and similar issue or transfer tax due on (x) the issue of the Series A First Preferred Shares and (y) the issue of Common Shares upon conversion of the Series A First Preferred Shares. However, in the case of conversion of Series A First Preferred Shares, the Corporation shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Common Shares or

Series A First Preferred Shares in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

(iii)

Each holder of Series A First Preferred Shares and the Corporation agree to cooperate with each other in connection with any redemption of part of Series A First Preferred Shares and to use good faith efforts to structure such redemption so that such redemption may be treated as a sale or exchange pursuant to Section 302 of the Code; provided, that nothing in this Section 2.8 shall require the Corporation to purchase any Series A First Preferred Shares; and provided, further, that the Corporation makes no representation or warranty in this Section 2.8 regarding the tax treatment of any redemption of Series A First Preferred Shares.

2.9 Redemption and Repurchase.

(i)

Optional Redemption. The Series A First Preferred Shares may be redeemed, in whole or in part, at any time, at the option of the Corporation, upon giving notice of redemption pursuant to Section 2.9(iii), at a redemption price per share equal to (A) the sum of the Redemption Value per share of the Series A First Preferred Shares to be redeemed plus (B) an amount equal to any Dividends accumulated but unpaid thereon (whether or not declared) to but excluding the date of redemption; provided, however, that the Series A First Preferred Shares shall not be redeemed, in whole or in part, at any time any Series B First Preferred Shares of the Corporation remain issued and outstanding. Notwithstanding anything herein to the contrary, at any time the Series A First Preferred Shares are convertible pursuant to Section 2.7(i) the holders of Series A First Preferred Shares may, at their option, elect to exercise any conversion rights for a period of thirty (30) days following the receipt of notice of redemption as provided in Section 2.9(iii) in lieu of the redemption of any Series A First Preferred Shares.

(ii)

Repurchase at the Option of the Holder Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of Series A First Preferred Shares shall have the right to require the Corporation to repurchase, by irrevocable written notice to the Corporation, all or any portion of such holder’s Series A First Preferred Shares at a purchase price per share equal to the sum of (A) the Redemption Value per share of the Series A First Preferred Shares plus (B) an amount equal to accrued but unpaid Dividends (whether or not declared) on such Series A First Preferred Shares to but excluding the date of repurchase.

No earlier than sixty (60) days and no later than thirty (30) days prior to the occurrence of a Change of Control, the Corporation shall send notice by first-class mail, postage prepaid, addressed to the holders of record of the Series A First Preferred Shares at their respective last addresses appearing on the books of the Corporation stating (A) that a Change of Control is expected to occur, (B) the date that the Change of Control is expected to occur, (C) that all Series A First

Preferred Shares tendered prior to a Business Day no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed shall be accepted for repurchase and (D) the procedures that holders of the Series A First Preferred Shares must follow in order for their Series A First Preferred Shares to be repurchased, including the place or places where certificates for such shares are to be surrendered for payment of the repurchase price. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series A First Preferred Shares designated for repurchase shall not affect the validity of the proceedings for the repurchase of any other Series A First Preferred Shares. The repurchase of Series A First Preferred Shares pursuant to this Section 2.9(ii) shall occur simultaneously with the consummation of the Change of Control.

(iii)

Notice of Redemption at the Option of the Corporation. Notice of every redemption of Series A First Preferred Shares pursuant to Section 2.9(i) shall be given by first-class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed as provided in this Section 2.9(iii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series A First Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series A First Preferred Shares. Each notice of redemption given to a holder shall state: (A) the redemption date; (B) the number of the Series A First Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the redemption price; and (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price in respect of such shares. Notwithstanding the foregoing, at any time after the Series A First Preferred Shares become convertible pursuant to Section 2.7, the Corporation may not redeem any Series A First Preferred Shares unless such holders have failed to exercise their conversion rights pursuant to Section 2.7(i) for a period of thirty (30) days following receipt of a notice of redemption.

(iv)

Partial Redemption. In case of any redemption of part of the Series A First Preferred Shares at the time outstanding pursuant to this Section 2.9, the shares to be redeemed shall be redeemed pro rata. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which the Series A First Preferred Shares shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(v)

Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least US $1 billion and selected by the Board, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three (3) years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares. Notwithstanding the foregoing, at any time after the Series A First Preferred Shares become convertible pursuant to Section 2.7, the Corporation may not redeem any Series A First Preferred Shares unless such holders have failed to exercise their conversion rights pursuant to Section 2.7(i) for a period of thirty (30) days following receipt of a notice of redemption.

2.10 Anti-Dilution Provisions.

(i)	Adjustments. The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(A)

the issuance of Common Shares as a dividend or distribution to all or substantially all holders of Common Shares, or a subdivision or combination of Common Shares or a reclassification of Common Shares into a greater or lesser number of Common Shares, in which event the Conversion Rate will be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on (1) the Record Date for such dividend or distribution, or (2) the effective date of such subdivision, combination or reclassification;

CR1 = the new Conversion Rate in effect immediately after the Close of Business on (1) the Record Date for such dividend or distribution, or (2) the effective date of such subdivision, combination or reclassification;

OS0 = the number of Common Shares outstanding immediately prior to the Close of Business on (1) the Record Date for such dividend or distribution or (2) the effective date of such subdivision, combination or reclassification; and

OS1 = the number of Common Shares that would be outstanding immediately after, and solely as a result of, the completion of such event (including, for the avoidance of doubt, a number of Common Shares equal to OS0 in the event of a dividend or distribution that does not involve the surrender or exchange of Common Shares).

Any adjustment made pursuant to this clause (A) shall be effective immediately prior to the Open of Business on the Trading Day immediately following the Record Date, in the case of a dividend or distribution, or the effective date in the case of a subdivision, combination or reclassification. If any such event is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(B)

the dividend, distribution or other issuance to all or substantially all holders of Common Shares of rights (other than a distribution of rights issued pursuant to a shareholders rights plan, to the extent such rights are attached to Common Shares (in which event the provisions of Section 2.10(i)(E) shall apply)), options or warrants entitling them to subscribe for or purchase Common Shares for a period expiring sixty (60) days or less from the date of issuance thereof, at a price per share that is less than the Market Price on the Trading Day immediately preceding the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend, distribution or issuance;

CR1 = the new Conversion Rate in effect immediately following the Close of Business on the Record Date for such dividend, distribution or issuance;

OS0 = the number of Common Shares outstanding immediately prior to the Close of Business on the Record Date for such dividend, distribution or issuance;

X = the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y = the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Price on the Trading Day immediately preceding the Record Date for such dividend, distribution or issuance.

For purposes of this clause (B), in determining whether any rights, options or warrants entitle the holders to purchase the Common Shares at a price per share that is less than the Market Price on the Trading Day immediately preceding the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the fair market value thereof (as determined in good faith by the Board).

Any adjustment made pursuant to this clause (B) shall become effective immediately prior to the Open of Business on the Trading Day immediately following the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered.

(C)

the Corporation or one or more of its subsidiaries make purchases of Common Shares pursuant to a tender offer or exchange offer by the Corporation or a subsidiary of the Corporation for all or any portion of the Common Shares, where the cash and value of any other consideration included in the payment per Common Share validly tendered or exchanged exceeds the Market Price of the Common Shares on the Trading Day prior to the last day (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), in which event the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1 = the new Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC = the fair market value (as determined in good faith by the Board), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1 = the number of Common Shares outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), excluding any Purchased Shares;

OS0 = the number of Common Shares outstanding immediately before the Expiration Time, including any Purchased Shares; and

SP1 = the arithmetic average of the VWAP (as defined below) for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately succeeding the Expiration Date.

Any adjustment made pursuant to this clause (C) shall become effective immediately prior to the Open of Business on the Trading Day immediately following the Expiration Date. In the event that the Corporation or any of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(D)

the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Shares (subject to an exception for cash in lieu of fractional shares) shares of any class of Equity Securities (other than Common Shares as covered by Section 2.10(i)(A)), evidences of its indebtedness, cash, assets, other property or securities or rights, options or warrants to acquire Equity Securities or other securities, but excluding (A) dividends or distributions referred to in Section 2.10 (i)(A) hereof, (B) rights, options or warrants referred to in Section 2.10(i)(B) hereof or distributed in connection with a shareholder rights plans (in which event the provisions of Section 2.10(i)(E) to the extent applicable shall apply) and (3) regular quarterly dividends or distributions paid exclusively in cash in an amount not to exceed US$0.06 per share, then, in each such case the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1 = the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 = the Market Price on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C = the fair market value (as determined in good faith by the Board) of the portion of Distributed Property distributed with respect to each outstanding Common Share on the Record Date for such dividend or distribution; provided, that, if C is equal to or greater than SP0, then in lieu of the foregoing adjustment, the Corporation shall distribute to each holder of Series A First Preferred Shares on the date the applicable Distributed Property is distributed to holders of Common Shares, but without requiring such holder to convert its Series A First Preferred Shares the amount of Distributed Property such holder would have received had such holder owned a number of Common Shares equal to the Conversion Rate on the Record Date fixed for determination for shareholders entitled to receive such distribution.

(E)

If the Corporation has a shareholder rights plan in effect with respect to the Common Shares on the Conversion Date, upon conversion of any Series A First Preferred Shares, holders of such shares will receive, in addition to the shares of Common Shares, the rights under such rights plan relating to such Common Shares, unless, prior to the Conversion Date, the rights have (1) become exercisable or (2) separated from the Common Shares (the first of such events to occur being the “Trigger Event”), in either of which cases the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of the Common Shares as described in Section 2.10(i)(B) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such Section 2.10(i)(B)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such shareholder rights are exchanged by the Corporation for Common Shares, the Conversion Rate shall be appropriately readjusted as if such shareholder rights had not been issued, but the Corporation had instead issued the Common Shares issued upon such exchange as a dividend or distribution of Common Shares subject to Section 2.10(i)(A). Notwithstanding the preceding provisions of this paragraph, no adjustment shall be required to be made to the Conversion Rate with respect to any holder of Series A First Preferred Shares which is, or is an “affiliate” or “associate” of, an “acquiring person” under such shareholder rights plans or with respect to any direct or indirect transferee of such holder who receives Series A First Preferred Shares in such transfer after the time such holder becomes, or its affiliate or associate becomes, an “acquiring person.”

(F)

If the Corporation, at any time or from time to time while any of the Series A First Preferred Shares is outstanding, shall issue Common Shares or any other security convertible into, exercisable or exchangeable for Common Shares (such Common Shares or other security, “Equity Linked Securities”) (other than (1) an Excluded Issuance, (2) Common Shares issued upon conversion of the Series A First Preferred Shares and (3) rights, options, warrants or other distributions referred to in Sections 2.10(i)(B) and 2.10(i)(D)), the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the issuance of such Equity Linked Securities;

CR1 = the new Conversion Rate in effect immediately after the issuance of such Equity Linked Securities;

AC = the aggregate consideration paid or payable for such Equity Linked Securities;

OS0 = the number of Common Shares outstanding immediately before the issuance of Equity Linked Securities;

OS1 = the number of Common Shares outstanding immediately after the issuance of Equity Linked Securities and giving effect to any Common Shares issuable upon conversion, exercise or exchange of such Equity Linked Securities; and

SP = the Market Price on the date of issuance of such Equity Linked Securities.

The adjustment shall become effective immediately after such issuance.

(ii)

Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one (1) Common Share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent (1%) of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment of less than one percent (1%) that has not been made will be made upon any Conversion Date.

(iii)	When No Adjustment Required.

(A)

Except as otherwise provided in this Section 2.10 the Conversion Rate will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or carrying the right to purchase any of the foregoing, or for the repurchase of Common Shares.

(B)

Except as otherwise provided in this Section 2.10, no adjustment of the Conversion Rate shall be made as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any shareholder rights plans.

(C)	Notwithstanding the foregoing, no adjustment to the Conversion Rate shall be made:

(1)

upon the issuance of any Common Shares or options or rights to purchase such shares pursuant to any present or future employee, director, manager or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(2)	upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date; or

(3)	for accrued and unpaid dividends on the Series A First Preferred Shares.

(iv)

Successive Adjustments. After an adjustment to the Conversion Rate under this Section 2.10, any subsequent event requiring an adjustment under this Section 2.10 shall cause an adjustment to each such Conversion Rate as so adjusted.

(v)

Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 2.10 under more than one (1) subsection hereof (other than where holders of Series A First Preferred Shares are entitled to elect the applicable adjustment, in which case such election shall control), such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one (1) subsection of this Section 2.10 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(vi)

Other Adjustments. The Corporation may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 2.10, as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of Common Shares resulting from any dividend or distribution of shares or issuance of rights or warrants to purchase or subscribe for shares or from any event treated as such for income tax purposes or for any other reason.

(vii)

Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 2.10, the Corporation shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Corporation makes an adjustment pursuant to Section 2.10(vi):

(A)

compute the adjusted applicable Conversion Rate in accordance with this Section 2.10 and prepare and transmit to the Conversion Agent an officer’s certificate setting forth the applicable Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(B)

provide a written notice to the holders of the Series A First Preferred Shares of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(viii)

Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any holder of Series A First Preferred Shares to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any officer’s certificate delivered pursuant to Section 2.10(vii) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, that may at the time be issued or delivered with respect to any Series A First Preferred Shares; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent, if other than the Corporation, shall not be responsible for any failure of the Corporation to issue, transfer or deliver any Common Shares pursuant to the conversion of Series A First Preferred Shares or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 2.10.

(ix)

Fractional Shares. No fractional Common Shares will be delivered to the holders of Series A First Preferred Shares upon conversion. In lieu of fractional shares otherwise issuable, holders of Series A First Preferred Shares will be entitled to receive an amount in cash equal to the fraction of Common Shares, multiplied by the Closing Price of the Common Shares on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of Common Shares to be delivered to a holder of Series A First Preferred Shares upon the conversion of such holder’s Series A First Preferred Shares will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of Series A First Preferred Shares of such holder that are being converted on any single Conversion Date.

(x)	Reorganization Events. In the event of:

(A)

any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which the Common Shares (but not the Series A First Preferred Shares) are changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another person;

(B)

any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the Common Shares (but not the Series A First Preferred Shares) are converted into cash, securities or other property; or

(C)

any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Shares (but not the Series A First Preferred Shares) into other securities,

(each of which is referred to as a “Reorganization Event”) each Series A First Preferred Share outstanding immediately prior to such Reorganization Event will, without the consent of the holders of Series A First Preferred Shares unless required under Section 2.6(iii) and subject to Section 2.10(xi), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the holder of such Series A First Preferred Share would have received in such Reorganization Event had such holder converted its Series A First Preferred Shares into the applicable number of Common Shares immediately prior to the effective date of the Reorganization Event, assuming that such holder is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Shares held by Affiliates of a Constituent Person and non-Affiliates; provided, that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each Common Share held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 2.10(x), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares.

(xi)

Exchange Property Election. In the event that the holders of Common Shares have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Exchange Property that the holders of Series A First Preferred Shares shall be entitled to receive shall be determined by the holders of a majority of the outstanding Series A First Preferred Shares on or before the earlier of (A) the deadline for elections by holders of Common Shares and (B) two (2) Business Days before the anticipated effective date of such Reorganization Event. The number of units of Exchange Property for each Series A First Preferred Share converted following the effective date of such Reorganization Event shall be determined from among the choices made available to the holders of the Common Shares and based on the per share amount as of the effective date of the Reorganization Event, determined as if the references to “Common Shares” herein were to “units of Exchange Property.”

(xii)

Successive Reorganization Events. The above provisions of Section 2.10(x) and Section 2.10(xi) shall similarly apply to successive Reorganization Events and the provisions of this Section 2.10 shall apply to any shares in the capital (or in the capital of any other issuer) received by the holders of the Common Shares in any such Reorganization Event.

(xiii)

Reorganization Event Notice. The Corporation (or any successor) shall, no less than twenty (20) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series A First Preferred Shares of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 2.10.

(xiv)

Reorganization Event Agreements. The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (A) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A First Preferred Shares into the Exchange Property in a manner that is consistent with and gives effect to this Section 2.10, and (B) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A First Preferred Shares into shares of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, or in the case of a Reorganization Event described in Section 2.10(x)(B), an exchange of Series A First Preferred Shares for the shares of the Person to whom the Corporation’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided herein.

(xv)

Restriction on Adjustments and Transactions. Notwithstanding the foregoing, if any of the transactions described in this Section 2.10 would result in an adjustment to the Conversion Rate such that the Series A First Preferred Shares would be convertible in the aggregate into more than 19.90% of the Common Shares outstanding on the Issue Date (subject to adjustment as described in this Section 2.10), then the Company shall not effect such transaction without first obtaining the written consent or affirmative vote at a meeting called for that purpose by holders of Common Shares required by a securities exchange on which the Common Shares are listed or admitted to trading in order to permit the Series A First Preferred Shares to be convertible into such number of Common Shares. Notwithstanding anything herein to the contrary, any right of the Series A First Preferred Shares in these Articles of Amalgamation may be waived by the written consent or affirmative vote at a meeting called for that purpose by holders of at least two-thirds (2/3) of the then outstanding shares of Series A First Preferred Shares, voting separately as a series.

2.11 Reservation of Shares. The Corporation shall at all times when the Series A First Preferred Shares shall be outstanding reserve and keep available, free from preemptive rights, for issuance upon the conversion of Series A First Preferred Shares, such number of its authorized but unissued Common Shares as will from time to time be sufficient to permit the conversion of all outstanding Series A First Preferred Shares. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A First Preferred Shares, the Corporation shall comply with all applicable laws and regulations which require action to be taken by the Corporation.

2.12 Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 2.12 prior to or at the Close of Business on a Business Day and electronic confirmation of receipt is received by the sender, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than the Close of Business on any Business Day, (iii) the Business Day following the date of mailing, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, attention: Chief Executive Officer and General Counsel, or (ii) if to a holder of Series A First Preferred Shares, to the address or facsimile number appearing on the Corporation’s shareholder records or such other address or facsimile number as such holder may provide to the Corporation in accordance with this Section 2.12. Notwithstanding the foregoing, if the Series A First Preferred Shares are issued in book- entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series A First Preferred Shares in any manner permitted by such facility.

2.13 Certain Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” with respect to any person shall have the meaning specified pursuant to part 1.3 of National Instrument 46-106 – Prospectus and Registrations Exemptions, promulgated under the Securities Act (Ontario); provided, however, that (i) portfolio companies in which any person or any of its Affiliates has an investment shall not be deemed an Affiliate of such person, and (ii) the Corporation, any of its Subsidiaries, or any of the Corporation’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of Crestview for purposes of the rights, privileges, restrictions and conditions of the Series A First Preferred Shares. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) when used in respect of any Person shall have the meaning specified pursuant to part 1.4 of National Instrument 46-106 – Prospectus and Registrations Exemptions, promulgated under the Securities Act (Ontario).

“Beneficially Own” shall mean to have “beneficial ownership” as such term is defined in the Canada Business Corporations Act and shall include, without limitation, any Person that “beneficially owns” securities for the purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, promulgated under the Securities Act (Ontario).

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York or Toronto, Ontario generally are authorized or obligated by law, regulation or executive order to close.

“Change of Control” shall mean the occurrence of any of the following:

(i)

any Person (other than Crestview) shall Beneficially Own, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, shares of the Corporation’s Equity Securities entitling such Person to exercise fifty percent (50%) or more of the total voting power of all classes of Voting Shares of the Corporation, which shall not include the Series A First Preferred Shares, other than an acquisition by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this clause (i), “Person” shall include, without limitation, any syndicate or group);

(ii)

the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Shares are exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(1)	that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Shares; or

(2)

which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Common Shares solely into common shares of the surviving entity; or

(3)

where the Voting Shares outstanding immediately prior to such transaction are converted into or exchanged for Voting Shares of the surviving or transferee Person constituting a majority of the outstanding Voting Shares of such surviving or transferee Person (immediately after giving effect to such issuance) and no Person has the right to exercise fifty percent (50%) or more of the total voting power of all classes of Voting Shares of the Corporation which, for the avoidance of doubt, shall not include the Series A First Preferred Shares; or

(iii)

the Common Shares cease to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Global Market or the Toronto Stock Exchange (or any of their respective successors); or

(iv)	any transaction or series of transactions having substantially the same effect as any of the foregoing.

“Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day.

“Closing Price” shall mean the price per share of the final trade of the Common Shares on the applicable Trading Day on the principal United States securities exchange on which the Common Shares are listed or admitted to trading.

“Code” shall have the meaning ascribed to it in Section 2.8.

“Common Shares” shall have the meaning ascribed to it in Section 2.3.

“Constituent Person” shall have the meaning ascribe to it in Section 2.10(x).

“Conversion Agent” shall have the meaning ascribed to it in Section 2.17.

“Conversion Date” shall have the meaning ascribed to it in Section 2.7(iii).

“Conversion Rate” shall have the meaning ascribed to it in Section 2.7(ii).

“Corporation” shall mean Cott Corporation.

“Credit Agreement” shall mean the Credit Agreement, dated as of August 17, 2010, among the Corporation, Cott Beverages Inc., a Georgia corporation, Cliffstar LLC, a Delaware limited liability company, and Cott Beverages Limited, a company organized under the laws of England and Wales, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., London Branch, as UK Security Trustee, JPMorgan Chase Bank, N.A., as Administrative Agent and Administrative Collateral Agent, and General Electric Capital Corporation, as Co- Collateral Agent (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of April 19, 2012, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of July 19, 2012, as further amended by that certain Amendment No. 3 to Credit Agreement, dated as of October 22, 2013, as further amended by that certain Amendment No. 4 to Credit Agreement, dated as of May 28, 2014, and as amended on the Issue Date pursuant to that certain Amendment No. 5 but for the avoidance of doubt, without giving effect to any subsequent amendment, restatement, supplement or modification thereof).

“Crestview” shall mean Crestview DSW Investors, L.P. and any of its Affiliates, any successor entity and any other investment fund, vehicle or similar entity of which such person or an Affiliate, advisor or manager of such person serves as the general partner, manager or advisor.

“Distributed Property” shall have the meaning ascribed to it in Section 2.10(i)(D).

“Dividend” shall have the meaning ascribed to it in Section 2.4(i).

“Dividend Payment Date” shall have the meaning ascribed to it in Section 2.4(ii). “Dividend Period” shall have the meaning ascribed to it in Section 2.4(ii). “Dividend Rate” shall mean, in each case:

From the Issue Date until the first anniversary of the Issue Date,	9.0% per annum of the Redemption Value of each Series A First Preferred Share.

From the day after the first anniversary of the Issue Date,	10.0% per annum of the Redemption Value of each Series A First Preferred Share.

From the day after the second anniversary of the Issue Date,	11.0% per annum of the Redemption Value of each Series A First Preferred Share.

From the day after the third anniversary of the Issue Date,	12.0% per annum of the Redemption Value of each Series A First Preferred Share.

From the day after the fourth anniversary of the Issue Date,	13.0% per annum of the Redemption Value of each Series A First Preferred Share.

From the day after the fifth anniversary of the Issue Date,	14.0% per annum of the Redemption Value of each Series A First Preferred Share.

“EBITDA” shall have the meaning ascribed to it in the Credit Agreement.

“Equity Linked Securities” shall have the meaning ascribed to it in Section 2.10(i)(F)

“Equity Securities” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity securities issued by the Corporation.

“Exchange Property” shall have the meaning ascribed to it in Section 2.10(x).

“Excluded Issuance” shall mean, any issuances of (i) Equity Securities or options to purchase Equity Securities to employees, directors, managers, officers or consultants of or to the Corporation or any of its Subsidiaries pursuant to an option or incentive compensation or similar plan outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board, (ii) securities as consideration for any bona fide merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Corporation, whereby the Corporation’s securities comprise, in whole or in part, the consideration paid by the Corporation in such transaction, (iii) Common Shares issued at a price to the public (i.e., without giving effect to any underwriter or placement agent discounts, commissions or fees or issuer costs, whether or not such issuance is actually a public offering) equal to or greater than the Market Price on the Trading Day immediately preceding the earlier of (x) the date on which the sale or issuance is publicly announced and (y) the date on which the price for such sale or issuance is agreed or fixed, and (iv) Equity Linked Securities issued with an exercise or conversion price equal to or greater than the Market Price on the Trading Day immediately preceding the earlier of (x) the date on which the sale or issuance is publicly announced and (y) the date on which the price for such sale or issuance is agreed or fixed.

“Expiration Date” shall have the meaning ascribed to it in Section 2.10(i)(C).

“Expiration Time” shall have the meaning ascribed to it in Section 2.10(i)(C).

“GAAP” shall mean generally accepted accounting principles in the United States.

“Indebtedness” shall have the meaning ascribed to it in the Credit Agreement.

“Issue Date” shall mean December 12, 2014.

“Junior Shares” shall have the meaning ascribed to it in Section 2.3.

“Liquidation” shall have the meaning ascribed to it in Section 2.5(i).

“Liquidation Preference” shall have the meaning ascribed to it in Section 2.5(i).

“Market Price” shall mean, as of any Trading Day, the lower of (i) the Closing Price and (ii) the trailing fifteen (15) day VWAP of the Common Shares of the Corporation.

“Open of Business” shall mean 9:00 a.m., New York City time, on any Business Day.

“Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Preferred Dividend Default” shall have the meaning ascribed to it in Section 2.6(iv).

“Preferred Shares” shall mean any and all series of preferred shares of the Corporation, including the Series A First Preferred Shares and the Series B First Preferred Shares.

“Preferred Share Director” shall have the meaning ascribed to it in Section 2.6(iv).

“Purchased Shares” shall have the meaning ascribed to it in Section 2.10(i)(C).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract, the constating documents of the Corporation or otherwise and, with respect to the right of a shareholder to vote on any matter at a meeting of shareholders, the date fixed by the Corporation as the record date for the determination of shareholders entitled to vote at the meeting or, if no such record date is established, the date such vote is taken or any written resolution of shareholders is established).

“Redemption Value” shall initially mean US $1,000.00 per share of Series A First Preferred Shares, as adjusted pursuant to Section 2.4(iii).

“Reorganization Event” shall have the meaning ascribed to it in Section 2.10(x).

“Restricted Cash” shall mean (i) any cash or cash equivalents identified on the balance sheet of the Corporation and its Subsidiaries as “restricted” and (ii) any amount to the extent that the distribution thereof to the Corporation or use thereof by the Corporation for the repayment of its consolidated Indebtedness is restricted or prohibited by law or contract.

“Series A First Preferred Shares” shall have the meaning ascribed to it in Paragraph 3(b).

“Series B First Preferred Shares” shall have the meaning ascribed to it in Paragraph 3(c).

“Significant Subsidiary” shall mean any Subsidiary of the Corporation that would be a “Significant Subsidiary” of the Corporation within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission, determined as of the date of the latest audited consolidated financial statements of the Corporation and its consolidated Subsidiaries.

“Subsidiary” shall mean any company or corporate entity for which the Corporation owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of such company or corporate entity).

“Trading Day” shall mean any Business Day on which the Common Shares are traded, or able to be traded, on the principal United States securities exchange on which the Common Shares are listed or admitted to trading.

“Trigger Event” shall have the meaning ascribed to it in Section 2.10(i)(E).

“Voting Shares” shall mean Equity Securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of the Corporation (without regard to whether or not, at the relevant time, Equity Securities of any other class or classes (other than Common Shares) shall have or might have voting power by reason of the happening of any contingency).

“VWAP” shall mean the volume-weighted average prices for a Common Share or similar equity interest distributed to holders of Common Shares on the principal United States securities exchange on which such Common Share or equity interest trades, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one Common Share or equity interest on such Trading Day determined, using a volume- weighted average method by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for such purpose by the Corporation).

2.14 Headings. The headings of the paragraphs hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

2.15 Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any Series A First Preferred Share as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

2.16 Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

2.17 Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed transfer agent, conversion agent (the “Conversion Agent”), registrar and paying agent for the Series A First Preferred Shares shall initially be the Corporation. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided, that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A First Preferred Shares.

3.0	SERIES B NON-CONVERTIBLE FIRST PREFERRED SHARES

3.1 Authorized. The Corporation shall be authorized to issue an unlimited number of Series B First Preferred Shares. Series B First Preferred Shares redeemed, purchased, or otherwise acquired by the Corporation shall be cancelled and not restored to the status of authorized but unissued shares of the series. The number of authorized Series B First Preferred Shares may be increased or decreased by the approval of the holders of a majority of the outstanding Series B First Preferred Shares, voting as a separate series, provided that there shall be no decrease in the number of authorized Series B First Preferred Shares to a number less than the number of such series then issued and outstanding.

3.2 Currency. All payments and distributions on Series B First Preferred Shares or with respect thereto shall be made in United States currency. All references herein to “$” or “dollars” refer to United States currency.

3.3 Ranking.

(i)

The Series B First Preferred Shares shall, with respect to the payment of dividends and upon Liquidation rank senior to each other class or series of shares of the Corporation (other than the Series A First Preferred Shares), whether now outstanding or hereafter issued, including, without limitation, the common shares of the Corporation (the “Common Shares”), the Second Preferred Shares and the Second Preferred Shares Series 1 (all such junior shares being referred to hereinafter collectively as “Junior Shares”).

(ii)

The Series B First Preferred Shares shall, with respect to the payment of dividends and rights upon Liquidation rank equally with the Series A First Preferred Shares of the Corporation, whether now outstanding or hereafter issued.

3.4 Dividends.

(i)

The holders of Series B First Preferred Shares shall be entitled to receive a quarterly fixed cumulative dividend in an amount equal to the applicable Dividend Rate (as defined herein) then in effect (the “Dividends”).

(ii)

Subject to applicable law, Dividends shall be declared and payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (unless any such day is not a Business Day, in which event such Dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date), commencing on January 1, 2015 (each such payment date being a “Dividend Payment Date,” and the period from the Issue Date of the Series B First Preferred Shares to the first Dividend Payment Date and each such quarterly period thereafter being a “Dividend Period”). The amount of Dividends payable on the Series B First Preferred Shares for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed. Subject to Section 3.6(ii)(G)(2) herein, such Dividends shall be paid to holders of Series B First Preferred Shares before any dividends shall be declared, set apart for or paid upon any Junior Shares.

(iii)

Dividends, whether or not declared, shall begin to accrue and be cumulative from the Issue Date and shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no Dividends shall accrue on another Dividend unless and until any Dividend Payment Date for such other Dividends has passed without such other Dividends having been paid on such date, in which case Dividends will accrue on such unpaid Dividends). If the Corporation does not pay any Dividend in full in cash on any scheduled Dividend Payment Date, such Dividends will accrue at the then applicable Dividend Rate plus an additional two and one half percent (2.5%) per annum of the Redemption Value of each Series B First Preferred Share from such scheduled Dividend Payment Date to the date that all accumulated Dividends on the Series B First Preferred Shares have been paid in cash in full. Any Dividends accrued and not paid in cash pursuant to this Section 3.4(iii) on each Dividend Payment Date shall be added to the Redemption Value until such Dividends are paid in cash in full. For the avoidance of doubt, Dividends shall accumulate whether or not in any Dividend Period there have been funds of the Corporation legally available for the payment of such Dividends.

(iv)

Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Dividends then accumulated in cash, such cash dividend payment shall be distributed pro rata among the holders of Series B First Preferred Shares based upon the Redemption Value on the Series B First Preferred Shares then held by each such holder. When Dividends are not paid in full in cash, all Dividends paid in cash and any dividends paid in cash on Series A First Preferred Shares shall be paid pro rata so that the amount of Dividends paid in cash and any dividends on Series A First Preferred Shares paid in cash shall in all cases bear to each other the same ratio as accumulated Dividends and accumulated dividends on Series A First Preferred Shares bear to each other.

(v)	All Dividends shall be paid in cash or accrued in accordance with Section 3.4(iii).

(vi)

Dividends shall be payable to the holders of record of Series B First Preferred Shares as they appear on the register of the Corporation at the Close of Business on the relevant record date, which shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Dividend Payment Date.

3.5 Liquidation, Dissolution or Winding Up.

(i)

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any return of capital or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs (each, a “Liquidation”), the holders of Series B First Preferred Shares shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per Series B First Preferred Share equal to the Redemption Value per share, plus an amount equal to any Dividends accumulated but unpaid thereon (whether or not declared) through the date of Liquidation (the “Liquidation Preference”). Holders of Series B First Preferred Shares will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 3.5(i) and will have no right or claim to any of the Corporation’s remaining assets.

(ii)

If, in connection with any distribution described in Section 3.5(i) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the Liquidation Preference payable on the Series B First Preferred Shares and the corresponding amounts payable on the Series A First Preferred Shares, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

(iii)

For purposes of this Section 3.5, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation of the Corporation.

3.6 Voting Rights; Consent Rights.

(i)

The holders of Series B First Preferred Shares shall be entitled to notice of all meetings at which holders of Common Shares shall be entitled to vote; provided, however that, notwithstanding any such notice but subject to Section 3.6(ii) and without limiting any class voting rights pursuant to applicable law, the holders of Series B First Preferred Shares shall not be entitled to vote on any matter presented to the holders of Common Shares of the Corporation for their action or consideration.

(ii)

In addition to, and not in substitution for, the rights and privileges afforded to the holders of a class of issued shares under applicable law, for so long as any Series B First Preferred Shares remain outstanding, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the written consent or affirmative vote at a meeting called for that purpose by holders of at least two-thirds (2/3) of the then outstanding shares of Series B First Preferred Shares voting separately as a series, take any of the following actions:

(A)

Any change, amendment, alteration or repeal (including, without limitation, as a result of a merger, consolidation, or other similar or extraordinary transaction) of any provisions of the Corporation’s Articles of Amalgamation or By-laws that amends, modifies or adversely affects the rights, preferences, privileges, conditions or voting powers of the Series B First Preferred Shares;

(B)

Any issuance or reclassification of shares of the Corporation (including, without limitation, as a result of a merger, consolidation, or other similar or extraordinary transaction) that would rank equal or senior to the Series B First Preferred Shares, with respect to the Liquidation of the Corporation or with respect to the declaration or payment of dividends, including, for the avoidance of doubt, the issuance of any Series B First Preferred Shares or Series A First Preferred Shares;

(C)

Any voluntary initiation of any Liquidation of the Corporation or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Corporation or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(D)	Any material change to the tax or accounting policies of the Corporation, except any changes required by applicable law or pursuant to GAAP;

(E)

Except where holders of another series of First Preferred Shares of the Corporation have the right to appoint directors to the Board pursuant to these Articles of Amalgamation or contractual rights of the initial holders of Series A First Preferred Shares to appoint directors to the Board after conversion of the Series A First Preferred Shares to Common Shares, any increase in the number of members of the Board if such increase would result in the Board having more than eleven (11) members;

(F)

Any incurrence, assumption or refinancing of any Indebtedness of the Corporation or any of its Subsidiaries to the extent that, immediately after giving effect to such incurrence, assumption or refinancing, the ratio of (1) the consolidated Indebtedness of the Corporation and its Subsidiaries that would be stated on the balance sheet of the Corporation and its Subsidiaries as of the date of determination (determined on a consolidated basis in accordance with GAAP) minus the lesser of (i) the amount of cash and cash equivalents (except for Restricted Cash) that would be stated on the balance sheet of the Corporation and its Subsidiaries and held by the Corporation and its Subsidiaries as of the date of determination (determined on a consolidated basis in accordance with GAAP) and (ii) $75,000,000 to (2) the EBITDA of the Corporation and its Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, assumed or refinanced (the “Reference Period”), would not be less than a ratio of 5.0-to-1.0 on a pro forma basis (calculated in accordance with GAAP and Regulation S-X promulgated by the United States Securities and Exchange Commission) after giving effect to such incurrence, assumption or refinancing and the use of the proceeds therefrom as if such events had occurred on the first day of the Reference Period, provided, however, in the case of any revolving credit facility, Indebtedness shall be deemed to be incurred on the date that the commitments are entered into and not on the date of subsequent borrowings and shall be deemed to be outstanding continuously until such revolving credit facility is terminated and, for this purpose, the amount of the commitment under the Credit Agreement shall be deemed to be equal to $328,000,000.

(G)

Any declaration or payment of any dividend or distribution (or any money made available for a sinking fund for the payment of any dividend or distribution) upon any Junior Shares, or the redemption of any Junior Shares or any Series A First Preferred Shares, or the purchase for cancellation, payment or acquisition for any consideration (or any money made available for a sinking fund for the redemption) of any Junior Shares or any Series A First Preferred Shares by the Corporation, directly or indirectly; provided, however, that the foregoing limitation shall not apply to:

(1)

purchases, redemptions or other acquisitions of Junior Shares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries; or

(2)

regular quarterly dividends to holders of Common Shares in an amount not to exceed US$0.06 per share; provided, however, that no dividends shall be declared or paid without a vote of the holders of Series B First Preferred Shares pursuant to this Section 3.6(ii) if one or more quarterly Dividends have not been paid in full in cash on any Dividend Payment Date until such time as all such Dividends have been paid in full in cash; or

(H)

Any issuance of Equity Securities by any Subsidiary of the Corporation to any Person other than the Corporation or a direct or indirect wholly-owned Subsidiary of the Corporation, any acquisition of Equity Securities of any Person other than a wholly owned Subsidiary of the Corporation or any of its direct or indirect wholly owned Subsidiaries, or any transfer or other transaction (including, without limitation, as a result of a merger, consolidation, or other similar or extraordinary transaction) resulting in the Corporation or any of its Subsidiaries owning Equity Securities of any Person other than a wholly- owned Subsidiary of the Corporation or any of its direct or indirect wholly-owned Subsidiaries.

3.7 Taxes.

(i)	The Corporation shall pay any and all documentary, stamp and similar issue or transfer tax due on the issue of the Series B First Preferred Shares.

(ii)

Each holder of Series B First Preferred Shares and the Corporation agree to cooperate with each other in connection with any redemption of part of Series B First Preferred Shares and to use good faith efforts to structure such redemption so that such redemption may be treated as a sale or exchange pursuant to Section 302 of the Internal Revenue Code of 1986, as amended; provided, that nothing in this Section 3.7 shall require the Corporation to purchase any Series B First Preferred Shares; and provided, further, that the Corporation makes no representation or warranty in this Section 3.7 regarding the tax treatment of any redemption of Series B First Preferred Shares.

3.8 Redemption and Repurchase.

(i)

Holder Redemption Election. At any time after the date that is the nine (9) year anniversary of the Issue Date, each holder of outstanding Series B First Preferred Shares shall have the right, but not the obligation, to elect to cause the Corporation to redeem any or all of such holder’s outstanding Series B First Preferred Shares by delivery to the Corporation of written notice thereof (the “Redemption Election”). Upon receipt of a Redemption Election from a holder of Series B First Preferred Shares, the Corporation shall redeem the number of outstanding Series B First Preferred Shares such holder has elected to redeem pursuant to such Redemption Election at a redemption price per share equal to (A) the sum of the Redemption Value per share of the Series B First Preferred Shares to be redeemed plus (B) an amount equal to any Dividends accumulated but unpaid thereon (whether or not declared) to but excluding the date of redemption.

(ii)

Corporation Redemption Election. The Series B First Preferred Shares may be redeemed, in whole or in part, at any time, at the option of the Corporation, upon giving notice of redemption pursuant to Section 3.8(iv), at a redemption price per share equal to (A) the sum of the Redemption Value per share of the Series B First Preferred Shares to be redeemed plus (B) an amount equal to any Dividends accumulated but unpaid thereon (whether or not declared) to but excluding the date of redemption.

(iii)

Repurchase at the Option of the Holder Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of Series B First Preferred Shares shall have the right to require the Corporation to repurchase, by irrevocable written notice to the Corporation, all or any portion of such holder’s Series B First Preferred Shares at a purchase price per share equal to the sum of (A) the Redemption Value per share of the Series B First Preferred Shares plus (B) an amount equal to accrued but unpaid Dividends (whether or not declared) on such Series B First Preferred Shares to but excluding the date of repurchase.

No earlier than sixty (60) days and no later than thirty (30) days prior to the occurrence of a Change of Control, the Corporation shall send notice by first-class mail, postage prepaid, addressed to the holders of record of the Series B First Preferred Shares at their respective last addresses appearing on the books of the Corporation stating (A) that a Change of Control is expected to occur, (B) the date that the Change of Control is expected to occur, (C) that all Series B First Preferred Shares tendered prior to a Business Day no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed shall be accepted for repurchase and (D) the procedures that holders of the Series B First Preferred Shares must follow in order for their Series B First Preferred Shares to be repurchased, including the place or places where certificates for such shares are to be surrendered for payment of the repurchase price. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series B First Preferred Shares designated for repurchase shall not affect the validity of the proceedings for the repurchase of any other Series B First Preferred Shares. The repurchase of Series B First Preferred Shares pursuant to this Section 3.8(iii) shall occur simultaneously with the consummation of the Change of Control.

(iv)

Notice of Redemption at the Option of the Corporation. Notice of every redemption of Series B First Preferred Shares pursuant to Section 3.8(ii) shall be given by first-class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed as provided in this Section 3.8(iv) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series B First Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B First Preferred Shares. Each notice of redemption given to a holder shall state: (A) the redemption date; (B) the number of the Series B First Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the redemption price; and (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price in respect of such shares.

(v)

Partial Redemption. In case of any redemption of part of the Series B First Preferred Shares at the time outstanding pursuant to this Section 3.8, the shares to be redeemed shall be redeemed pro rata. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which the Series B First Preferred Shares shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof. Without limiting any remedies that may be available to any holder of Series B First Preferred Shares, at law, in equity or otherwise, if on any date of redemption, the Corporation does not have sufficient funds legally available to redeem all of the outstanding Series B First Preferred Shares to be redeemed on such date in accordance herewith, the Corporation shall redeem only the number of such Series B First Preferred Shares that it has sufficient funds to redeem with such amount to be apportioned on a pro rata basis among the holders of such Series B First Preferred Shares, and the Corporation shall redeem such Series B First Preferred Shares that are not redeemed on such redemption date as soon as practicable after the Corporation has funds legally available therefor.

(vi)

Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least US $1 billion and selected by the Board, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three (3) years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

3.9 Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 3.9 prior to or at the Close of Business on a Business Day and electronic confirmation of receipt is received by the sender, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than the Close of Business on any Business Day, (iii) the Business Day following the date of mailing, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, attention: Chief Executive Officer and General Counsel, or (ii) if to a holder of Series B First Preferred Shares, to the address or facsimile number appearing on the Corporation’s shareholder records or such other address or facsimile number as such holder may provide to the Corporation in accordance with this Section 3.9. Notwithstanding the foregoing, if the Series B First Preferred Shares are issued in book- entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series B First Preferred Shares in any manner permitted by such facility.

3.10 Certain Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” with respect to any person shall have the meaning specified pursuant to part 1.3 of National Instrument 46-106 – Prospectus and Registrations Exemptions, promulgated under the Securities Act (Ontario); provided, however, that (i) portfolio companies in which any person or any of its Affiliates has an investment shall not be deemed an Affiliate of such person, and (ii) the Corporation, any of its Subsidiaries, or any of the Corporation’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of Crestview for purposes of the rights, privileges, restrictions and conditions of the Series B First Preferred Shares. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) when used in respect of any Person shall have the meaning specified pursuant to part 1.4 of National Instrument 46-106 – Prospectus and Registrations Exemptions, promulgated under the Securities Act (Ontario).

“Beneficially Own” shall mean to have “beneficial ownership” as such term is defined in the Canada Business Corporations Act and shall include, without limitation, any Person that “beneficially owns” securities for the purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, promulgated under the Securities Act (Ontario).

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York or Toronto, Ontario generally are authorized or obligated by law, regulation or executive order to close.

“Change of Control” shall mean the occurrence of any of the following:

(i)

any Person (other than Crestview) shall Beneficially Own, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, shares of the Corporation’s Equity Securities entitling such Person to exercise fifty percent (50%) or more of the total voting power of all classes of Voting Shares of the Corporation, which shall not include the Series A First Preferred Shares, other than an acquisition by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this clause (i), “Person” shall include, without limitation, any syndicate or group);

(ii)

the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Shares are exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(1)	that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Shares; or

(2)

which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Common Shares solely into common shares of the surviving entity; or

(3)

where the Voting Shares outstanding immediately prior to such transaction are converted into or exchanged for Voting Shares of the surviving or transferee Person constituting a majority of the outstanding Voting Shares of such surviving or transferee Person (immediately after giving effect to such issuance) and no Person has the right to exercise fifty percent (50%) or more of the total voting power of all classes of Voting Shares of the Corporation which, for the avoidance of doubt, shall not include the Series A First Preferred Shares; or

(iii)

the Common Shares cease to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Global Market or the Toronto Stock Exchange (or any of their respective successors); or

(iv)	any transaction or series of transactions having substantially the same effect as any of the foregoing.

“Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day.

“Common Shares” shall have the meaning ascribed to it in Section 3.3(i).

“Corporation” shall mean Cott Corporation.

“Credit Agreement” shall mean the Credit Agreement, dated as of August 17, 2010, among the Corporation, Cott Beverages Inc., a Georgia corporation, Cliffstar LLC, a Delaware limited liability company, and Cott Beverages Limited, a company organized under the laws of England and Wales, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., London Branch, as UK Security Trustee, JPMorgan Chase Bank, N.A., as Administrative Agent and Administrative Collateral Agent, and General Electric Capital Corporation, as Co- Collateral Agent (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of April 19, 2012, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of July 19, 2012, as further amended by that certain Amendment No. 3 to Credit Agreement, dated as of October 22, 2013, as further amended by that certain Amendment No. 4 to Credit Agreement, dated as of May 28, 2014, and as amended on the Issue Date pursuant to that certain Amendment No. 5 but for the avoidance of doubt, without giving effect to any subsequent amendment, restatement, supplement or modification thereof).

“Crestview” shall mean Crestview DSW Investors, L.P. and any of its Affiliates, any successor entity and any other investment fund, vehicle or similar entity of which such person or an Affiliate, advisor or manager of such person serves as the general partner, manager or advisor.

“Dividend” shall have the meaning ascribed to it in Section 3.4(i)

“Dividend Payment Date” shall have the meaning ascribed to it in Section 3.4(ii).

“Dividend Period” shall have the meaning ascribed to it in Section 3.4(ii).

“Dividend Rate” shall mean, in each case:

From the Issue Date until the first anniversary of the Issue Date,	10.0% per annum of the Redemption Value of each Series B First Preferred Share.

From the day after the first anniversary of the Issue Date,	11.0% per annum of the Redemption Value of each Series B First Preferred Share.

From the day after the second anniversary of the Issue Date,	12.0% per annum of the Redemption Value of each Series B First Preferred Share.

From the day after the third anniversary of the Issue Date,	13.0% per annum of the Redemption Value of each Series B First Preferred Share.

From the day after the fourth anniversary of the Issue Date,	14.0% per annum of the Redemption Value of each Series B First Preferred Share.

From the day after the fifth anniversary of the Issue Date,	15.0% per annum of the Redemption Value of each Series B First Preferred Share.

“EBITDA” shall have the meaning ascribed to it in the Credit Agreement.

“Equity Securities” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity securities issued by the Corporation.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Indebtedness” shall have the meaning ascribed to it in the Credit Agreement.

“Issue Date” shall mean December 12, 2014.

“Junior Shares” shall have the meaning ascribed to it in Section 3.3(i).

“Liquidation” shall have the meaning ascribed to it in Section 3.5(i).

“Liquidation Preference” shall have the meaning ascribed to it in Section 3.5(i).

“Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Preferred Shares” shall mean any and all series of preferred shares of the Corporation, including the Series A First Preferred Shares and the Series B First Preferred Shares.

“Redemption Value” shall initially mean US $1,000.00 per share of Series B First Preferred Shares, as adjusted pursuant to Section 3.4(iii).

“Reference Period” shall have the meaning ascribed to it in Section 3.6(ii)(F).

“Restricted Cash” shall mean (i) any cash or cash equivalents identified on the balance sheet of the Corporation and its Subsidiaries as “restricted” and (ii) any amount to the extent that the distribution thereof to the Corporation or use thereof by the Corporation for the repayment of its consolidated Indebtedness is restricted or prohibited by law or contract.

“Series A First Preferred Shares” shall have the meaning ascribed to it in Paragraph 3(b).

“Series B First Preferred Shares” shall have the meaning ascribed to it in Paragraph 3(c).

“Significant Subsidiary” shall mean any Subsidiary of the Corporation that would be a “Significant Subsidiary” of the Corporation within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission, determined as of the date of the latest audited consolidated financial statements of the Corporation and its consolidated Subsidiaries.

“Subsidiary” shall mean any company or corporate entity for which the Corporation owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of such company or corporate entity).

“Voting Shares” shall mean Equity Securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of the Corporation (without regard to whether or not, at the relevant time, Equity Securities of any other class or classes (other than Common Shares) shall have or might have voting power by reason of the happening of any contingency).

3.11 Headings. The headings of the paragraphs hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

3.12 Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any Series B First Preferred Share as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

3.13 Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

3.14 Transfer Agent, Registrar and Paying Agent. The duly appointed transfer agent, registrar and paying agent for the Series B First Preferred Shares shall initially be the Corporation. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided, that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first class mail, postage prepaid, to the holders of the Series B First Preferred Shares.

4.0	SECOND PREFERRED SHARES

The Second Preferred Shares shall, as a class, rank as to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, after the first preferred shares and shall carry and be subject to the following rights, privileges, restrictions and conditions:

4.1 The Second Preferred Shares may be issued at any time and from time to time in one or more series, each series to consist of such number of second preferred shares as may, before the issue thereof, be determined by resolution passed by the Board of Directors of the Corporation. The number of shares of any series may from time to time be increased by the Board of Directors of the Corporation upon compliance with the same conditions as are applicable to the issue of shares of a new series.

4.2 The Board of Directors of the Corporation shall, subject as hereinafter provided and subject to the provisions of the Canada Business Corporations Act, fix, by resolution duly passed before the issue of the Second Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions to be attached to the Second Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing:

(i)

provisions, if any, with respect to the rights of the holders of the Second Preferred Shares of such series to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting;

(ii)

whether any dividends shall be payable on the Second Preferred Shares of such series and, if dividends are to be payable thereon, the rate, amount or method of calculation of preferential dividends, whether fixed or fluctuating, whether cumulative or non-cumulative, whether such dividends are payable in money or by the issue of fully paid shares of the Corporation, the currency or currencies of payment, the date or dates and places of payment of preferential dividends and the date or dates from which such preferential dividends shall accrue;

(iii)

the rights of the Corporation, if any, to purchase or redeem the Second Preferred Shares of such series, and the purchase or redemption price or the method of calculating the same, and the terms and conditions of any such purchase or redemption;

(iv)

provisions, if any, with respect to the rights of the holders of the Second Preferred Shares of such series to tender such shares to the Corporation for purchase by the Corporation and to oblige the Corporation to make such purchases;

(v)	the conversion rights, if any;

(vi)	the terms and conditions of any share purchase plan or sinking fund with respect to the Second Preferred Shares of such series; and

(vii)	the restrictions, if any, respecting payment of dividends on the Common Shares or on any other shares of the Corporation ranking junior to the Second Preferred Shares;

the whole subject to articles of amendment setting forth the designation, rights, privileges, restrictions and conditions to be attached to the Second Preferred Shares of such series and the issue of a certificate of amendment in respect thereof, and subject to the provisions now or hereafter attaching to the First Preferred Shares as a class or to any series thereof.

4.3 The Second Preferred Shares shall, with respect to the payment of dividends, be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Second Preferred Shares, but shall be subject to the prior rights in respect of the payment of dividends attaching to the First Preferred Shares, and no dividends (other than stock dividends payable in shares of the Corporation ranking junior to the Second Preferred Shares) shall at any time be declared or paid or set apart for payment on the Common Shares or on any other shares of the Corporation ranking junior to the Second Preferred Shares, nor shall the Corporation call for redemption or purchase any of the Second Preferred Shares (less than the total number of Second Preferred Shares then outstanding) or any shares of the Corporation ranking junior to the Second Preferred Shares unless at the date of such declaration or call for redemption or purchase as the case may be, all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative Second Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative Second Preferred Shares then issued and outstanding.

4.4 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Second Preferred Shares shall be entitled to receive, subject to prior payment in full to the holders of the First Preferred Shares of all amounts payable in such circumstances on the First Preferred Shares but before any amount shall be paid to, or any property or assets of the Corporation distributed among, the holders of the Common Shares or any other shares of the Corporation ranking junior to the Second Preferred Shares, (i) the amount paid up on such Second Preferred Shares, together with, in the case of cumulative Second Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative Second Preferred Shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of said Second Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Second Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Second Preferred Shares respectively. After payment to the holders of the Second Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

4.5 The Second Preferred Shares of each series shall rank on a parity with the Second Preferred Shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, provided, however, that in case such assets are insufficient to pay in full the amount due on all the Second Preferred Shares, then such assets shall be applied, firstly, to the payment equally and rateably of an amount equal to the amount paid up on the Second Preferred Shares of each series and the premium thereon, if any, and, secondly, pro rata in the payment of accrued and unpaid cumulative dividends and declared and unpaid non-cumulative dividends.

4.6 The holders of the Second Preferred Shares shall not, as such, be entitled as of right to subscribe for, or to purchase or receive the whole or any part of any issue of any shares, or of any bonds, debentures or other securities of the Corporation now or hereafter authorized, otherwise than in accordance with the exercise of the conversion rights, if any, which may from time to time attach to any series of Second Preferred Shares.

4.7 The provisions contained in Sections 4.1 to 4.6 inclusive, and in this Section 4.7 may be repealed or amended in whole or in part by articles of amendment and the issue of a certificate of amendment in respect thereof, but only with the prior approval of the holders of the Second Preferred Shares given as hereinafter specified in addition to any other approval required under the Canada Business Corporations Act.

The approval of the holders of the Second Preferred Shares as to any and all matters hereinbefore referred to may be given in writing by a resolution signed by all the holders of the Second Preferred Shares or by resolution passed by not less than two-thirds (2/3) of the votes cast at a meeting of the holders of the Second Preferred Shares duly called for the purpose at which meeting, when originally held, the holders of not less than a majority of the outstanding Second Preferred Shares are present in person or represented by proxy in accordance with the by-laws of the Corporation. If at any such meeting, the holders of a majority of the outstanding Second Preferred Shares are not present in person or represented by proxy within thirty (30) minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being no less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of the meeting and, at such adjourned meeting, the holders of Second Preferred Shares present in person or represented by proxy, whether or not they hold more or less than a majority of all Second Preferred Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Second Preferred Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the Second Preferred Shares shall be given not less than twenty-one (21) days or more than fifty (50) days prior to the date fixed for such meeting and shall state the nature of the business to be transacted and the text of any resolution to be submitted to the meeting. Notice of any such adjourned meeting shall be given: (i) not less than seven (7) days prior to the date fixed for such adjourned meeting, if the original meeting was adjourned by one or more adjournments for an aggregate of less than thirty (30) days, but it shall not be necessary to state in such notice the business for which the adjourned meeting is called or the text of any resolution to be submitted to the adjourned meeting, and (ii) as required by the Canada Business Corporations Act, if the original meeting was adjourned by one or more adjournments for an aggregate of thirty (30) days or more. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting or any other meeting of the holders of Second Preferred Shares and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders or in the laws governing the Corporation.

If the repeal or amendment of the provisions hereinbefore contained affects the rights of the holders of Second Preferred Shares of any series in a manner different from that in which the rights of the holders of Second Preferred Shares of any other series are affected, then such repeal or amendment shall, in addition to being approved by the holders of the Second Preferred Shares as hereinabove set forth, be approved by the holders of the Second Preferred Shares of such series so affected, and the provisions of this Section 4.7 shall apply, mutatis mutandis, with respect to the giving of such approval.

Any meeting of the holders of the outstanding Second Preferred Shares may be held at any time and for any purpose, without notice, if all holders of Second Preferred Shares entitled to vote at the meeting waive notice of the meeting in writing. For the purpose of waiver of notice, the words “in writing” shall, without limitation, include the sending of a telegram, telex, cable or any other form of written communication by a shareholder. Any holder of Second Preferred Shares may waive notice of any meeting either before or after the meeting is held.

Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any holder of Second Preferred Shares, shall not invalidate any action taken at any meeting.

At any meeting of the holders of Second Preferred Shares without distinction as to series, each holder of Second Preferred Shares shall be entitled to 1/25 of a vote for each $1 (with the Canadian dollar and the United States dollar being deemed to be at par for the purposes of this Section 4.7) paid up on each Second Preferred Share held by him. At any meeting of the holders of Second Preferred Shares of any particular series, each holder shall be entitled to one (1) vote in respect of each Second Preferred Share of such series held by him.

5.0	SECOND PREFERRED SHARES SERIES 1

The first series of Second Preferred Shares, designated as Convertible Participating Voting Second Preferred Shares Series 1 (the “Second Preferred Shares Series 1”), shall consist of an unlimited number of shares. The Second Preferred Shares Series 1 shall, in addition to the rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class (collectively, the “Second Preferred Shares Class Provisions”) carry and be subject to the following rights, privileges, restrictions and conditions (collectively, the “Second Preferred Shares”):

5.1 Defined Terms The following words and phrases whenever used in the Second Preferred Shares Series 1 Provisions shall have the following meanings, unless there be something in the context otherwise inconsistent therewith:

“Adjusted Conversion Value” means $7.75 less:

(i)	upon conversion occurring at the option of the Corporation;

(ii)	after a Change-in-Control Transaction; or

(iii)	after the exercise by the holders of their conversion privilege provided herein following delivery by the Corporation of the notice of redemption contemplated by Section 5.1,

in each case, prior to the Fourth Anniversary Date, the Adjustment Amount;

“Adjusted Redemption Price” means:

(i)

until the Fourth Anniversary Date, an amount equal to the sum of (A) $10.00 per Second Preferred Share Series 1, plus (B) the Redemption Premium per Second Preferred Share Series 1, plus (C) an amount equal to the Adjustment Amount multiplied by the number of common shares into which such Second Preferred Share Series 1 would be convertible (assuming conversion at the option of the holders); and

(ii)

from and after the Fourth Anniversary Date, an amount equal to the sum of (A) $10.00 per Second Preferred Share Series 1, plus (B) the Redemption Premium per Second Preferred Share Series 1, plus (C) any accrued but unpaid dividends thereon;

“Adjustment Amount” in respect of each Second Preferred Share Series 1 means, at the time of the applicable event giving rise to the calculation of the Adjustment Amount (the “Applicable Time”), an amount equal to (i) the U.S. Dollar Equivalent of the dividend paid per common share in the most recently completed fiscal quarter of the Corporation (calculated on the date of payment of the dividend) multiplied by (ii) a number which is the sum of the number of Common Shares into which 4,000,000 Second Preferred Shares Series 1 would be convertible (assuming conversion prior to the Fourth Anniversary Date at the option of the Corporation) on each successive Adjustment Date set forth in the table contained in Section 5.15(ii)(A) following the Applicable Time until the Fourth Anniversary Date, divided by 5,161,290.3;

“business day” means a day other than a Saturday, a Sunday or any other day on which principal commercial banks are not permitted to be open in Toronto, Ontario;

“Canadian Dollar Equivalent” means, on any day, with respect to any amount in United States dollars, the equivalent amount in Canadian dollars, converted at the Bank of Canada’s noon rate of exchange for that day;

“Change-in-Control Transaction” means a transaction or series of related transactions as a result of which any person other than Thomas H. Lee Company, and its shareholders, officers, directors, affiliates, and entities controlled or administered by any of the foregoing acquire shares carrying, in the aggregate, more than 50% of the votes attaching to all voting shares in the capital of the Corporation;

“Closing Price” with respect to any securities on any Trading Day shall mean the closing sale price on such day or, in case no such sale takes place on such Trading Day, the average of the reported closing bid and asked prices, in each case on the Recognized Exchange on which the highest volume of trading in such securities took place on that day or, if no trading in such securities took place on that day, on the prior Trading Day on which trading took place;

“Common Shares” shall mean common shares of the Corporation as such shares were constituted on the date of issuance of the Second Preferred Shares Series 1 and shares of any other class resulting from any reclassification or change of such shares;

“Common Equivalent Redemption Price” means, as of any date, an amount per Second Preferred Share Series 1 equal to the amount which would have been distributable with respect to the number of common shares into which such Second Preferred Share Series 1 would be convertible as of such date had the Corporation been liquidated as of such date. Such Common Equivalent Redemption Price shall be based on the value of the Corporation on a liquidated basis and shall be as agreed upon by the Corporation and holders of the Second Preferred Shares Series 1 or, absent such agreement, within fifteen (15) days following the date on which the applicable event which gives rise to the valuation occurs, as determined by an independent appraiser selected by the Corporation, the fees and expenses of which appraiser shall be borne by the Corporation;

“Conversion Basis” has the meaning ascribed to it in Section 5.12(i);

“Conversion Factor” has the meaning ascribed to it in Section 5.15(i);

“Current Market Value” means the U.S. Dollar Equivalent of the Closing Price of the common shares on the Recognized Exchange determined on the last Trading Day prior to the issuance of common shares (or other event in connection with which Current Market Value is to be determined) or, if no trading in the common shares took place on that day, on the prior Trading Day on which trading took place;

“Dividend Payment Date” means the first business day following the first day of each of the first and third fiscal quarters in each fiscal year of the Corporation commencing on or about six months following the Fourth Anniversary Date;

“Fourth Anniversary Date” means July 7, 2002;

“Liquidation Premium” means, at any time, an amount per Second Preferred Share Series 1 equal to the Conversion Factor less $10.00;

“Maximum Common Share Number” means 7,688,508 Common Shares, or such greater number of Common Shares as may be permitted to be issued by all applicable regulatory authorities;

“Public Offering” means a sale of Common Shares in the capital of the Corporation (or securities exchangeable for or convertible into such Common Shares) pursuant to a prospectus filed under applicable securities laws and underwritten by one or more independent underwriters, where the aggregate proceeds to the Corporation are at least U.S.$25,000,000, and not more than 25% of the shares are sold to any one purchaser or affiliated group of purchasers, other than underwriters;

“Recognized Exchange” means any recognized stock exchange on which the common shares are listed from time to time, and on which the highest aggregate volume of trading in the common shares has taken place over the applicable period or on the applicable day, including, without limitation, the NASDAQ National Market, The Toronto Stock Exchange and The Montreal Exchange;

“Redemption Premium” means, on any date, an amount per Second Preferred Share Series 1 equal to the Conversion Factor less $10.00;

“Surviving Person” means the continuing or surviving person of a merger, consolidation or other continuation with the Corporation;

“Trading Day” means, if the applicable security is listed or admitted for trading on a recognized stock exchange on which the common shares are listed from time to time, a day on which trades may be made thereon; and

“U.S. Dollar Equivalent” means, on any day, with respect to any amount in Canadian dollars, the equivalent amount in United States dollars, converted at the Bank of Canada’s noon rate of exchange for that day.

5.2 Currency. All amounts payable pursuant hereto shall be payable in lawful money of the United States of America.

5.3 Non-Business Day. If any day on which any payment is to be made or action taken hereunder in connection with the Second Preferred Shares Series 1 is not a business day, then such payment shall be made or action taken on the next succeeding day that is a business day.

5.4 Herein, hereto, etc. The words “herein”, “hereto”, “hereof” and similar words refer, unless the context clearly indicates the contrary, to the whole of the Second Preferred Shares Class Provisions and not to any particular section, clause or paragraph thereof.

5.5 Number and Gender. Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders, and words importing persons shall include firms and corporations and vice versa.

5.6 Adjustments. Without limiting or duplicating the effect of Section 5.15(ii)(C), all numbers of shares and dollar amounts used herein shall be adjusted appropriately to reflect any stock split, consolidation, combination, stock dividend or other form of recapitalization or restructuring occurring after the date hereof.

5.7 Actions by Holders. Any action required or permitted to be taken hereunder by holders of Second Preferred Shares Series 1, including, without limitation, election to choose between or among alternative forms of payment, shall be deemed to be valid if approved or taken by holders of in excess of fifty percent (50%) in number of such shares then outstanding, and shall be binding upon all holders of Second Preferred Shares Series 1. In connection with the exercise by the holders of the option contemplated by Section 5.11, if no approval is obtained in the manner contemplated by this Section 5.7 within the thirty day period provided for in Section 5.11, the holders shall be deemed to have elected to receive the Adjusted Redemption Price.

5.8 Dividends.

(i)	Cash and Other Dividends

(A)

If and whenever the Corporation shall at any time or from time to time declare and pay a cash dividend on its outstanding common shares, then the holders of Second Preferred Shares Series 1 shall be entitled to receive from the Corporation, with respect to each Second Preferred Share Series 1 held, a preferential dividend equal in amount to one-half of the same dividend to be received by a holder of the number of common shares into which such Second Preferred Share Series 1 is convertible on the record date for such dividend (assuming conversion at the option of the holder), out of which any applicable withholding taxes will be withheld. Any such dividend shall be paid on the Second Preferred Shares Series 1 at the same time such dividend shall be paid on the common shares.

(B)

The Corporation shall declare and pay any dividend to the holders of the Second Preferred Shares Series 1 contemplated by Sections 5.16 and 5.25(iii), out of which dividend amount applicable withholding taxes will be withheld.

(ii)

Paid-in-Kind Dividends. In addition to the dividends provided for in Section 5.8(i), the holders of Second Preferred Shares Series 1 shall, from and after the Fourth Anniversary Date, be entitled to receive a cumulative preferential non-cash paid-in-kind dividend payable in additional Second Preferred Shares Series 1. Such dividend shall be payable on each Dividend Payment Date to the holders of record at the close of business on the third business day immediately preceding such Dividend Payment Date, and shall be at the rate of two and one-half percent (2 1⁄2%) for each six (6) months, compounded semi-annually, with daily accrual. With respect to the first dividend payable after the Fourth Anniversary Date, such dividend shall be paid on the number of Second Preferred Shares Series 1 outstanding on such Fourth Anniversary Date, and such dividends payable thereafter shall be paid on the number of such Second Preferred Shares Series 1 outstanding on the immediately preceding Dividend Payment Date. Notwithstanding the foregoing:

(A)

none of the dividends contemplated by this Section 5.8(ii) shall be payable until the holders of Second Preferred Shares Series 1 provide reasonably satisfactory evidence to the Corporation that the holders have paid or made provision for the payment, within the applicable statutory time periods, of any applicable withholding taxes exigible in connection therewith; and

(B)

any dividends contemplated by this Section 5.8(ii) which are not permitted to be paid by virtue of the maximum number of common shares into which the Second Preferred Shares Series 1 may be converted exceeding the Maximum Common Share Number shall be paid in cash at the rate of two and one-half (2 1⁄2%) for each six (6) months, compounded semi-annually, with daily accrual, based on the Adjusted Redemption Price, out of which any applicable withholding taxes will be withheld.

(iii)	No Additional Dividends. The holders of the Second Preferred Shares Series 1 shall not be entitled to any dividends other than or in excess of the dividends provided for in this Section 5.8.

5.9 Liquidation, Dissolution Or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs (in any case, a “Liquidation Event”), each holder of the Second Preferred Shares Series 1 in accordance with the Second Preferred Shares Class Provisions shall be entitled to receive the greater of:

(i)

an amount equal to the sum of: (A) $10.00 per share, plus (B) the Liquidation Premium per share, plus (C) if the Liquidation Event occurs after the Fourth Anniversary Date, any accrued but unpaid dividend, before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of the common shares or to the holders of any other shares ranking junior to the Second Preferred Shares Series 1 in any respect, out of which aggregate amount any applicable withholding taxes will be withheld; or

(ii)

pari passu and rateably with the holders of the common shares, the Common Equivalent Redemption Price per share, out of which any applicable withholding taxes will be withheld, and less the amount of any taxes required to be paid by the Corporation pursuant to Part VI.1 of the Income Tax Act (Canada) as a result of such payment to such holder.

After payment to the holders of the Second Preferred Shares Series 1 of the amount so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

5.10 Voting. So long as any Second Preferred Share Series 1 is outstanding, each holder thereof shall be entitled to vote at all meetings of the shareholders of the Corporation. With respect to any such vote, each holder of Second Preferred Shares Series 1 shall be entitled to the number of votes equal to the number of votes to which a holder of the number of common shares into which such Second Preferred Shares Series 1 are convertible on the record date for such vote is entitled (assuming conversion at the option of the holder).

5.11 Redemption.

(i)

Subject to Section 5.11(ii) and the provisions of the Canada Business Corporations Act, the Corporation, in the manner provided in the provisions attaching to the Second Preferred Shares as a class may, upon not less than sixty (60) days’ prior written notice, redeem all, but not less than all, of the then outstanding Second Preferred Shares Series 1 on payment for each share to be redeemed of an amount per share equal to, at the option of holders of the Second Preferred Shares Series 1 given within thirty days after receipt from the Corporation of its notice of proposed redemption, either:

(A)	the Adjusted Redemption Price; or

(B)	the Common Equivalent Redemption Price;

in either case out of which such payment any applicable withholding tax shall be withheld. If the holders elect to receive the Common Equivalent Redemption Price, the Corporation may, at its election, pay such amount either in cash or by issuing to such holders a number of Common Shares having a value, based on the average Closing Price over the fifteen (15) consecutive Trading Days immediately preceding the date of redemption, equal to the Common Equivalent Redemption Price.

(ii)

Restriction on Redemption. The Corporation shall not be entitled to redeem any of the Second Preferred Shares Series 1 at any time prior to the Fourth Anniversary Date unless the Common Shares shall have traded, at any time since July 7, 1998, on a Recognized Exchange at a simple average Closing Price per share of not less than $13.00 (or, if applicable, the Canadian Dollar Equivalent thereof) during any one hundred and twenty (120) consecutive Trading Days prior to the date of the notice of redemption.

5.12 Right of Conversion

(i)

The Second Preferred Shares Series 1 shall, subject as hereinafter provided, be convertible into Common Shares on the following conversion basis (the “Conversion Basis”), namely the number of Common Shares for each Second Preferred Share Series 1 converted shall be determined by dividing the Conversion Factor (as defined in Section 5.15) in effect at the time of conversion by the Adjusted Conversion Value.

(ii)	The conversion provided for in Section 5.12(i) may be effected by:

(A)	any of the holders of Second Preferred Shares Series 1 at any time, and

(B)	the Corporation

(1)

at any time prior to the Fourth Anniversary Date if the common shares shall have traded at any time, since July 7, 1998, on a Recognized Exchange at a simple average Closing Price per share of not less than $13.00 (or, if applicable, the Canadian Dollar Equivalent thereof) during any one hundred and twenty (120) consecutive Trading Days, and

(2)	at any time or from time to time on or after the Fourth Anniversary Date.

5.13 Conversion by Holder.

(i)

The conversion privilege herein provided for may be exercised by a holder of Second Preferred Shares Series 1 by notice in writing given to the transfer agent for the Second Preferred Shares Series 1 at any office for the transfer of the Second Preferred Shares Series 1 or to the Corporation at its registered office accompanied by the certificate or certificates representing Second Preferred Shares Series 1 in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney or agent and shall specify the number of Second Preferred Shares Series 1 which the holder desires to have converted. The transfer form on the certificate or certificates in question need not be endorsed, except in the circumstances hereinafter contemplated. If less than all the Second Preferred Shares Series 1 represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Second Preferred Shares Series 1 comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

On any conversion of Second Preferred Shares Series 1, the share certificates for common shares of the Corporation resulting therefrom shall be issued in the name of the registered holder of the Second Preferred Shares Series 1 converted or in such name or names as such registered holder may direct in writing (either in the notice referred to above or otherwise); in any such case the transfer form on the back of the certificate in question shall be endorsed by the registered holder of the Second Preferred Shares Series 1 or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the Corporation.

(ii)

In the case of any Second Preferred Shares Series 1 which may be called for redemption, the right of conversion thereof shall, notwithstanding anything herein contained, cease and terminate at the close of business on the business day immediately preceding the date fixed for redemption, provided, however, that if the Corporation shall fail to redeem such Second Preferred Shares Series 1 in accordance with the notice of redemption, the right of conversion shall thereupon be restored.

(iii)

Subject as hereinafter provided in this Section 5.13(iii), the right of a holder of Second Preferred Shares Series 1 to convert the same into Common Shares shall be deemed to have been exercised, and the registered holder of such Second Preferred Shares Series 1 (or any person or persons in whose name or names any such registered holder of Second Preferred Shares Series 1 shall have directed certificates representing Common Shares to be issued as provided in Section 5.13(i)) shall be deemed to have become a holder of Common Shares of record of the Corporation for all purposes on the date of surrender of certificates representing the Second Preferred Shares Series 1 to be converted accompanied by notice in writing as provided in Section 5.13(i), notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Second Preferred Shares Series 1 have been converted.

5.14 Conversion by Corporation.

(i)

In case the Corporation shall desire to exercise the right to cause conversion of the Second Preferred Shares Series 1 pursuant to Section 5.12(i), it shall fix a date for conversion and it shall deliver by hand or mail or cause to be mailed a notice of such conversion at least twenty (20) days prior to the date fixed for conversion to the holders of Second Preferred Shares Series 1 so to be converted at their last addresses as the same appear on the books of the Corporation. Such mailing shall be by ordinary mail. The notice, if delivered or mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to deliver or mail such notice by mail or any defect in the notice to the holder of the Second Preferred Shares Series 1 designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Second Preferred Shares Series 1.

Each such notice shall specify the date fixed for conversion, the number of Common Shares into which each Second Preferred Share Series 1 is to be converted, the place or places for surrender of certificates representing such Second Preferred Shares Series 1 and that such Common Shares will be delivered upon presentation and surrender of certificates representing such Second Preferred Shares Series 1. If the notice of conversion is delivered prior to the Fourth Anniversary Date, such notice shall be accompanied by a certificate of an officer of the Corporation certifying that the Common Shares have traded at any time since July 7, 1998, on a Recognized Exchange at a simple average Closing Price per share of not less than $13.00 (or, if applicable, the Canadian Dollar Equivalent thereof) during any consecutive one hundred and twenty (120) Trading Days.

(ii)

As promptly as practicable upon receipt of such notice of conversion, each holder of any shares of Second Preferred Shares Series 1 shall surrender the certificate or certificates for such shares of Second Preferred Shares Series 1, duly endorsed, at a place designated for such surrender along with instructions regarding the name or names (with address) in which the certificate or certificates for Common Shares which shall be issuable on such conversion. Each such share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such share of Second Preferred Shares Series 1, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the holder or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the Corporation.

As promptly as practicable after satisfaction of the requirements for surrender set forth above, the Corporation shall issue and shall deliver to such holder at the address designated in such instructions a certificate or certificates for the number of full shares issuable upon the conversion of such shares in accordance with the provisions of Sections 5.12 to 5.23 and a cheque or cash in respect of any fractional interest in respect of a common share arising upon such conversion, as provided in Sections 5.12 to 5.23.

Each conversion shall be deemed to have been effected as to any such certificate on the date on which the requirements set forth above in this Section 5.14 (ii) have been satisfied as to such certificate, and the person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided however, that any such surrender on any date when the share transfer books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Factor in effect on the date upon which such Second Preferred Shares Series 1 shall have been surrendered.

5.15 Conversion Factor.

(i)	The initial conversion factor shall be $10.00 (herein called the “Conversion Factor”) subject to adjustment as provided in this Section 5.15.

(ii)	The Conversion Factor shall be adjusted from time to time by the Corporation as follows:

(A)

Subject to Sections 5.15(ii)(B), (C) and (D), the Conversion Factor shall be adjusted semi-annually at the rate of 2.5% for each six (6) month period, compounded semi-annually with daily accrual, until the Fourth Anniversary Date, as follows:

Adjustment Date	Conversion Factor
January 7, 1999	$10.25
July 7, 1999	$10.51
January 7, 2000	$10.77
July 7, 2000	$11.04
January 7, 2001	$11.31
July 7, 2001	$11.60
January 7, 2002	$11.89
Fourth Anniversary Date	$12.18

For greater certainty, from and after the Fourth Anniversary Date, the Conversion Factor shall be $12.18.

(B)

If conversion occurs prior to the Fourth Anniversary Date, either, (1) at the option of the Corporation pursuant to Section 5.12(ii)(B), (2) within ninety (90) days following a Change-in-Control Transaction, or (3) following receipt from the Corporation of a notice of redemption pursuant to Section 5.11, the Conversion Factor shall be $12.18, as adjusted by Sections 5.15(ii)(C) and (D);

(C)

If and whenever the outstanding Common Shares shall be subdivided into a greater number of Common Shares or a stock dividend is declared in respect of Common Shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such subdivision or stock dividend becomes effective shall be proportionately increased, and conversely, in case the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, stock dividend or combination becomes effective;

(D)

If and whenever the Corporation issues Common Shares (other than (1) pursuant to the exercise of employee stock options, (2) as consideration in connection with acquisitions approved by the Corporation’s board of directors, or (3) in a Public Offering) at a gross sale or offering price which is less than 100% of the Current Market Value thereof, the Conversion Factor shall be adjusted to the result obtained by multiplying the Conversion Basis in effect immediately prior to the date of such issuance by a fraction:

(1)	the numerator of which shall be the number of common shares outstanding immediately after such issuance; and

(2)	the denominator of which shall be the sum of:

(I)	the number of common shares outstanding immediately prior to such issuance; and

(II)	the number of shares equal to the quotient obtained by dividing

x.	the aggregate consideration received pursuant to such issuance by

y.	the Current Market Value per common share

and by multiplying the number thereby determined by $7.75.

(iii)

Notwithstanding Section 5.15(ii), no adjustment in the Conversion Factor shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 5.15(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.15 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

No adjustment need be made for rights to purchase Common Shares pursuant to a Corporation plan for reinvestment of dividends or interest.

(iv)

In any case in which this Section 5.15 provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Second Preferred Share Series 1 converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the common shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5.21.

5.16 Effect of Reclassification.

(i)

In the event of any reclassification or change of outstanding Common Shares (other than a change as a result of a subdivision or combination) (a “Reclassification”), each Second Preferred Share Series 1 then outstanding shall thereafter be convertible into the kind and amount of shares and other securities or properties receivable upon such reclassification or change by a holder of a number of Common Shares issuable upon conversion of such Second Preferred Share Series 1, provided that such Second Preferred Shares Series 1 shall not be convertible into any property that would cause such Second Preferred Share

Series 1 to be a “short term preferred share” (as defined by the Income Tax Act (Canada)). If, pursuant hereto, any property would otherwise be distributable which would cause such Second Preferred Share Series 1 to be a “short term preferred share”, such property shall be paid as a dividend-in-kind on the day immediately prior to conversion.

(ii)

Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Reclassification unless, prior to the consummation hereof, (A) the Surviving Person thereof shall assume, by written instrument mailed to each holder of Second Preferred Shares Series 1 if such shares are held by fifty (50) or fewer holders or groups of affiliated holders or to each transfer agent for the Second Preferred Shares Series 1 if such shares are held by a greater number of holders, the obligation to deliver such holder such shares or other securities or properties or pay a dividend of such other properties with respect to or in exchange for common shares to which, in accordance with the foregoing provisions, such holder is entitled, and (B) proper provision is made to ensure that the holder of Second Preferred Shares Series 1 will be entitled to receive the benefits afforded by this Section 5.16. Such written instrument should provide for adjustments which shall be as nearly as equivalent as may be practicable to the adjustments provided for in this Section 5.16.

The above provisions of this section shall similarly apply to successive reclassifications and changes.

(iii)

If at any time or from time to time the Corporation takes any action that would result in a Reclassification, the Corporation shall cause to be mailed to each holder of Second Preferred Shares Series 1 at his address appearing on the books of the Corporation, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating the date on which such Reclassification is expected to become effective or occur and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Reclassification. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Reclassification. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of such Reclassification.

(iv)	If this Section 5.16 applies to any event or occurrence, the adjustments provided for in Section 5.15 shall not apply to such event or occurrence.

5.17 Transfer or Similar Taxes on Shares Issued. The issue of share certificates on conversions of Second Preferred Shares Series 1 shall be made without charge to the converting holder of Second Preferred Shares Series 1 for any security transfer or similar tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any Second Preferred Shares Series 1 converted, and the Corporation shall not be required to issue or deliver any such share certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

5.18 Shares to be Fully Paid. The Corporation covenants that all Common Shares which may be issued upon conversion of Second Preferred Shares Series 1 will, upon issue, be fully paid and non-assessable by the Corporation and free from all transfer or similar taxes as described in Section 5.17, liens and charges with respect to the issue thereof.

5.19 Reports as to Adjustments. Upon any adjustment of the Conversion Factor then in effect and any increase or decrease in the number of Common Shares issuable upon the operation of the conversion set forth in Sections 5.12 to 5.23, then, and in each such case, the Corporation shall promptly deliver to the transfer agent for the Second Preferred Shares Series 1 and the transfer agent for the Common Shares, a certificate signed by an officer of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Factor then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Sections 5.12 to 5.23. The Corporation shall also promptly after the making of such adjustment cause its independent public accountants to give written notice to the registered holders of the Second Preferred Shares Series 1 at the address of each holder as shown on the books of the Corporation maintained by the transfer agent thereof, which notice shall state the Conversion Factor then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Sections 5.12 to 5.23, and shall set forth in reasonable detail the method of calculation of each with a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Second Preferred Shares Series 1 may be given in advance and included as part of the notice required under the provisions of Section 5.14.

5.20 Entitlement to Dividends. A holder of Second Preferred Shares Series 1 on the record date for any dividend declared payable on such share will be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Second Preferred Shares Series 1 converted or the Common Shares resulting from any conversion.

5.21 Avoidance of Fractional Shares. In any case where a fraction of a Common Share or Convertible Preferred Share Series 1 would otherwise be issuable hereunder, whether on conversion of one or more Second Preferred Shares Series 1, as a payment of a dividend or otherwise, the Corporation shall adjust such fractional interest by rounding up or down to the nearest whole share.

5.22 Postponement of Issuance of Shares upon Conversion. In any case where the application of the foregoing provisions results in an increase in the Conversion Factor taking effect immediately after the record date for a specific event, if any Second Preferred Shares Series 1 are converted after that record date and prior to completion of the event, the Corporation may postpone the issuance to the holder of the additional Common Shares to which he is entitled by reason of the increase in the Conversion Factor but such additional Common Shares shall be so issued and delivered to that holder upon completion of the event and the Corporation shall, in the interim, deliver to the holder an appropriate instrument evidencing his right to receive such additional Common Shares.

5.23 Certain Covenants. Any registered holder of Second Preferred Shares Series 1 may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

5.24 Conflict. In the event of any conflict or inconsistency between any of the Second Preferred Shares Series 1 Provisions and the Second Preferred Shares Class Provisions, such conflict or inconsistency shall be resolved in favour of the Second Preferred Shares Class Provisions.

5.25 Restrictions. Notwithstanding anything contained in these Second Preferred Shares Series 1 Provisions:

(i)

the Corporation shall not, without the consent of the holders of the Second Preferred Shares Series 1, issue any equity security, or any security which may be converted into or exchanged for an equity security of the Corporation, in either case where such equity security has liquidation, voting, dividend or redemption rights, terms or privileges which are in priority to those attaching to the Second Preferred Shares Series 1;

(ii)

the Corporation shall not pay any non-cash paid-in-kind dividends to the holders of the Second Preferred Shares Series 1 to the extent that the maximum aggregate number of Common Shares into which all of the holders’ Second Preferred Shares Series 1 from time to time outstanding are convertible (assuming the maximum conversion rate), including the Second Preferred Shares Series 1 issuable on the payment of such dividend, would exceed the Maximum Common Share Number;

(iii)

the outstanding Second Preferred Shares Series 1 shall not, at any time, be converted into a number of Common Shares which exceeds the Maximum Common Share Number, and any adjustment resulting from such prohibition shall be satisfied by the Corporation declaring and paying, immediately prior to conversion, a dividend in cash, out of which adjustment applicable withholding taxes shall be withheld; and

(iv)

the Corporation shall not issue Common Shares in a transaction requiring adjustment of the Conversion Factor as contemplated by Section 5.15(ii)(D) to the extent that as a result of such adjustment the common shares into which the outstanding Second Preferred Shares Series 1 would be convertible (assuming the maximum conversion rate) would exceed the Maximum Common Share Number.

5.26 Amendments. Sections 5.1 to 5.27 inclusive, of the Second Preferred Shares Series 1 Provisions may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Second Preferred Shares Series 1 given as hereinafter specified, in addition to any other approval required by the Canada Business Corporations Act.

5.27 Sanction by Holders of Second Preferred Shares Series 1. The sanction of holders of the Second Preferred Shares Series 1 as to any and all matters referred to herein or as to any change adversely affecting the rights or privileges of the Second Preferred Shares Series 1 may be given and shall be deemed to have been sufficiently given if given by the holders of the Second Preferred Shares Series 1 in the manner provided in the Second Preferred Shares Series 1 Provisions with respect to the sanction of the holders of any series of the Second Preferred Shares and the said provisions shall apply mutatis mutandis.

6.0	COMMON SHARES

The Common Shares shall, as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

6.1 Each Common Share of the Corporation shall entitle the holder thereof to one (1) vote at all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote).

6.2 Subject to the prior rights with respect to the payment of dividends attaching to the First Preferred Shares, the Second Preferred Shares and to any other class of shares of the Corporation which rank prior to the Common Shares, the holders of the Common Shares shall be entitled to receive, as and when declared by the Board of Directors of the Corporation, dividends which may be paid in money, property or by the issue of fully paid shares of the Corporation.

6.3 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attached to the First Preferred Shares and the Second Preferred Shares, either as a class or series, and to any other class or series of shares of the Corporation which rank prior to the Common Shares, the Common Shares shall entitle the holders thereof to receive the remaining property of the Corporation.

6.4 Notwithstanding the provisions attaching to the Common Shares, the Corporation may at any time and from time to time amend the Articles of the Corporation to

(i)	effect an exchange, reclassification or cancellation of all or part of the Common Shares;

(ii)	create a new class of shares equal or superior to the Common Shares; or

(iii)	increase any maximum number of authorized shares of any class of shares having rights or privileges equal or superior to the Common Shares,

without in any of such cases the holders of the Common Shares being entitled to vote separately thereon as a class; provided, however, that the holders of common shares shall always be entitled to vote in any of such cases in accordance with Section 6.1 hereof.

SCHEDULE “B” TO THE ARTICLES OF AMALGAMATION

OF

PRIMO WATER CORPORATION

7. Other provisions, if any

Without in any way limiting the powers conferred upon the Corporation and its directors by the Canada Business Corporations Act, the Board of Directors of the Corporation may from time to time on behalf of the Corporation:

(a) borrow money upon the credit of the Corporation and limit or increase the amount to be borrowed;

(b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness, guarantees or securities of the Corporation, whether secured or unsecured;

(c) to the extent permitted by the Canada Business Corporations Act, give guarantees on behalf of the Corporation to secure performance of any obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise;

(d) mortgage, hypothecate, pledge or otherwise, the real or personal, movable or immovable property of the Corporation, currently owned or subsequently acquired, including book debts, rights, powers, franchises and undertakings, to secure any present or future debt obligations or any money borrowed or other debt, liability or obligation of the Corporation, including any bonds, debentures, notes, create a security interest in all or any of debenture stock, other evidences of indebtedness, guarantees or securities of the Corporation which it is by law entitled to issue; and

(e) delegate to one or more of the directors or officers of the Corporation all or any of the powers conferred by the foregoing provisions to such extent and in such manner as the Board of Directors shall determine at the time of each such delegation.

For the purposes of the Special Corporate Powers Act of the Province of Quebec and without in any way limiting the powers conferred upon the Corporation and its directors by Section 189 of the Canada Business Corporations Act, the Corporation, may for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, hypothecate, mortgage or pledge, and cede and transfer, any property, movable or immovable, present or future, which it may own.

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Meetings of shareowners of the Corporation may be held at such place inside or outside Canada, as the directors from time to time may determine.